UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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Filed by a Party other than the Registrant [ ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

VIAVI SOLUTIONS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VIAVI SOLUTIONS INC.
430 North McCarthy Boulevard
Milpitas, California 95035
(408) 404-3600

Notice of Annual Meeting of Stockholders
and Proxy Statement
2016 Annual Report

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING,
WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTING
INSTRUCTIONS AS SOON AS POSSIBLE.

PLEASE REFER TO (I) THE INSTRUCTIONS OF THE NOTICE OF INTERNET AVAILABILITY OF PROXY
MATERIALS YOU RECEIVED IN THE MAIL, (II) THE SECTION ENTITLED GENERAL INFORMATION
BEGINNING ON PAGE 1 OF THIS PROXY STATEMENT, OR (III) IF YOU REQUESTED TO RECEIVE
PRINTED PROXY MATERIALS, YOUR ENCLOSED PROXY CARD.

GO GREEN!

REGISTER ELECTRONICALLY FOR STOCKHOLDER MATERIALS

Viavi is pleased to take advantage of the Securities and Exchange Commission (the “SEC”) rules allowing companies to furnish this Proxy Statement and Annual Report over the Internet to our stockholders who hold Common Stock. We believe that this e-proxy process, also known as “Notice and Access” will expedite the receipt of proxy materials by our stockholders, reduce our printing and mailing expenses and reduce the environmental impact of producing the materials required for our Annual Meeting.

You should refer to the “General Information” portion of the following Proxy Statement or contact our Investor Relations hotline at 408-404-6305 for assistance regarding instructions on how to register for and access our Proxy Statement and Annual Report online.

Viavi Solutions Inc. Notice of Annual Meeting of Stockholders To Be Held on November 15, 2016

September 30, 2016

Dear Viavi Stockholder:

We cordially invite you to attend the Viavi Solutions Inc. 2016 Annual Meeting of Stockholders, which will be held on November 15, 2016 at 9:00 a.m. Pacific Time at 690 North McCarthy Boulevard, Milpitas, California 95035.

This year’s Annual Meeting will consider the following proposals:

1.	To elect eight directors to serve until the 2017 annual meeting of stockholders and until their successors are elected and qualified.
2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 1, 2017.
3.	To consider a non-binding advisory vote on the compensation of our named executive officers.
4.	To consider such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement which is attached and made a part hereof. Stockholders of record as of the close of business on September 19, 2016 are entitled vote at this year’s Annual Meeting and any adjournment or postponement.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE PROMPTLY. For specific instructions on how to vote your shares please refer to (i) the Notice of Internet Availability of Proxy Materials (the “Notice”) you received in the mail, (ii) the section entitled General Information beginning on page 1 of this Proxy Statement, or (iii) if you requested to receive printed proxy materials, your enclosed Proxy Card. As specified in the Notice you may vote your shares by using the Internet or the telephone. All stockholders may also vote shares by marking, signing, dating and returning the Proxy Card in the enclosed postage-prepaid envelope. If you send in your Proxy Card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

 Sincerely,

Oleg Khaykin
Chief Executive Officer and President

VIAVI SOLUTIONS INC.
430 North McCarthy Boulevard
Milpitas, California 95035
(408) 404-3600

PROXY STATEMENT

GENERAL INFORMATION

Why am I receiving these proxy materials?

The Board of Directors (the “Board” or “Board of Directors”) of Viavi Solutions Inc., a Delaware corporation (the “Company”), is furnishing these proxy materials to you in connection with the Company’s 2016 Annual Meeting of stockholders (the “Annual Meeting”). The Company has also sent printed copies of the proxy materials by mail to each holder of Common Stock who has requested such copy. The Annual Meeting will be held at 690 North McCarthy Boulevard, Milpitas, California 95035, on November 15, 2016 at 9:00 a.m., Pacific Time. You are invited to attend the Annual Meeting and are entitled and requested to vote on the proposals outlined in this proxy statement (“Proxy Statement”).

What is the Notice of Internet Availability of Proxy Materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide stockholders with access to our proxy materials over the Internet. Most of our stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the “Notice of Internet Availability of Proxy Materials” (the “Notice”), which was mailed on or about September 30, 2016 to our stockholders who held Common Stock as of the record date, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or e-mail copy of our proxy materials, you should follow the instructions in the Notice for requesting such materials.

How do I obtain electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to:

●	View our proxy materials for the Annual Meeting on the Internet; and
●	Instruct us to send our future proxy materials to you electronically by e-mail.

Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of printing and mailing these materials on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

2016 Proxy Statement     1

PROXY STATEMENT

What if I prefer to receive paper copies of the materials?

If you would prefer to continue receiving paper copies of proxy materials, please mark the “Paper Copies” box on your Proxy Card (or provide this information when you vote telephonically or via the Internet). The Company must provide paper copies via first class mail to any stockholder who, after receiving the Notice, requests a paper copy. Accordingly, even if you do not check the “Paper Copies” box now, you will still have the right to request delivery of a free set of proxy materials upon receipt of any Notice in the future.

Additionally, you may request a paper copy of the materials by (i) calling 1-800-579-1639; (ii) sending an e-mail to sendmaterial@proxyvote.com; or (iii) logging onto www.ProxyVote.com. There is no charge to receive the materials by mail. If requesting material by e-mail, please send a blank e-mail with the 12 digit “Control Number” (located on the second page of the Notice) in the subject line.

What proposals will be voted on at the Annual Meeting?

The following proposals are scheduled to be voted on at the Annual Meeting:

1.	To elect eight directors to serve until the 2017 annual meeting of stockholders and until their successors are elected and qualified.
2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm (hereinafter referred to as “independent auditors”) for the fiscal year ending July 1, 2017.
3.	To consider a non-binding advisory vote on the compensation of our named executive officers (“NEOs”).
4.	To consider such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

What are the recommendations of the Company’s Board of Directors?

The Board recommends that you vote “FOR” each of the proposals presented in this Proxy Statement.

Specifically, the Board recommends you vote:

●	“FOR” the election of the directors,
●	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending July 1, 2017, and
●	“FOR” the approval of the Company’s executive compensation programs.

What is the record date and what does it mean?

The record date for the Annual Meeting is September 19, 2016. The record date is established by the Board as required by Delaware law. Holders of shares of the Company’s Common Stock at the close of business on the record date are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments or postponements thereof.

What shares can I vote?

Each holder of the Company’s common stock, par value $.001 per share (“Common Stock”), is entitled to one vote for each share of Common Stock owned as of the record date At the record date, 231,998,230 shares of Common Stock were outstanding.

2     2016 Proxy Statement

PROXY STATEMENT

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote on the record date will constitute a quorum permitting the Annual Meeting to conduct its business.

How are abstentions and broker non-votes treated?

Under Delaware law, an abstaining vote and a broker non-vote are counted as present and are included for purposes of determining whether a quorum is present at the Annual Meeting.

Broker non-votes are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting authority with respect to that item and has not received instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held by them as nominee, brokers have the discretion to vote such shares only on routine matters. Where a matter is not considered routine, shares held by your broker will not be voted absent specific instruction from you, which means your shares may go unvoted and not affect the outcome if you do not specify a vote. None of the matters to be voted on at the Annual Meeting are considered routine, except for the ratification of the Company’s independent auditors.

For the purpose of determining whether the stockholders have approved matters, other than the election of directors, abstentions will have the same effect as a vote against the proposal.

What is the voting requirement to approve each of the proposals?

Proposal 1. Each director must be elected by the affirmative vote of a majority of the shares of Common Stock cast with respect to such director by the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. This means that the number of votes cast for a director must exceed the number of votes cast against that director, with abstentions and broker non-votes not counted as votes cast as either for or against such director’s election.

Proposal 2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote on this proposal at the Annual Meeting. As a result, abstentions will have the same effect as votes against the proposal. Brokers will have discretion to vote on this proposal.

Proposal 3. Approval of the non-binding advisory vote on the Company’s executive compensation programs requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote on this proposal at the Annual Meeting. As a result, abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the outcome of this vote.

All shares of Common Stock represented by valid proxies will be voted in accordance with the instructions contained therein. In the absence of instructions, proxies from holders of Common Stock will be voted in accordance with the recommendations set forth in the Proxy Statement.

How do I vote my shares?

You can either attend the Annual Meeting and vote in person or give a proxy to be voted at the Annual Meeting:

●	by mailing the enclosed proxy card or voting instruction form;
●	over the telephone by calling a toll-free number; or
●	electronically, using the Internet and following the instructions provided in the Notice you received by mail.

2016 Proxy Statement     3

PROXY STATEMENT

The Internet and telephone voting procedures have been set up for your convenience and are designed to authenticate the stockholders’ identities, to allow them to provide their voting instructions, and to confirm that their instructions have been recorded properly. The Company believes the procedures which have been put in place are consistent with the requirements of applicable law. Specific instructions for record holders of Common Stock who wish to use the Internet or telephone voting procedures are set forth on the enclosed proxy card.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor by any of the methods listed below:

The Harkins Group

1 Rockefeller Plaza, 10th Floor
New York, New York 10020

Call Collect: +1 (212) 468-5380
Call Toll-Free: +1 (844) 218-8384 (U.S. and Canada)
Email: viavi@harkinsgroup.com

Who will tabulate the votes?

An automated system administered by Broadridge Financial Services, Inc. (“Broadridge”) will tabulate votes cast by proxy at the Annual Meeting and a representative of the Company will tabulate votes cast in person at the Annual Meeting.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except as necessary to meet applicable legal requirements or to allow for the tabulation and/or certification of the vote.

Can I change my vote after submitting my proxy?

You may revoke your proxy at any time before the final vote at the Annual Meeting. You may do so by one of the following ways:

●	submitting another proxy card bearing a later date;
●	sending a written notice of revocation to the Company’s Corporate Secretary at 430 North McCarthy Boulevard, Milpitas, California, 95035;
●	submitting new voting instructions via telephone or the Internet; or
●	attending AND voting in person at the Annual Meeting.

Who is paying for this proxy solicitation?

This solicitation is made by the Company. The Company will bear the cost of soliciting proxies, including preparation, assembly, printing and mailing of the Proxy Statement. If you are a holder of Common Stock and if you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. The Company has retained the services of The Harkins Group as its proxy solicitor for this year for a fee of approximately $15,000 plus reasonable out-of-pocket costs and expenses. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, either personally, by telephone, facsimile, or telegram.

4     2016 Proxy Statement

PROXY STATEMENT

How can I find out the voting results?

The Company will announce the preliminary results at the Annual Meeting and publish the final results in a Current Report on Form 8-K within four business days after the Annual Meeting. Stockholders may also find out the final results by calling the Company’s Investor Relations Department at (408) 404-6305.

How do I receive electronic access to proxy materials for the current and future annual meetings?

Stockholders who have previously elected to receive the Proxy Statement and Annual Report over the Internet will be receiving an e-mail on or about September 30, 2016 with information on how to access stockholder information and instructions for voting over the Internet. Stockholders of record may vote via the Internet until 11:59 p.m. Eastern Time, November 14, 2016.

If your shares are registered in the name of a brokerage firm and you have not elected to receive your Proxy Statement and Annual Report over the Internet, you still may be eligible to vote your shares electronically over the Internet. A large number of brokerage firms are participating in the ADP online program, which provides eligible stockholders who receive a paper copy of this Proxy Statement the opportunity to vote via the Internet. If your brokerage firm is participating in ADP’s program, your proxy card will provide instructions for voting online.

Stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies, which results in cost savings for the Company. If you are a stockholder of record and would like to receive future stockholder materials electronically, you can elect this option by following the instructions provided when you vote your proxy over the Internet at www.ProxyVote.com.

If you chose to view future proxy statements and annual reports over the Internet, you will receive an e-mail notification next year with instructions containing the Internet address of those materials. Your choice to view future proxy statements and annual reports over the Internet will remain in effect until you contact either your broker or the Company to rescind your instructions. You do not have to elect Internet access each year.

If you elected to receive this Proxy Statement electronically over the Internet and would now like to receive a paper copy of this Proxy Statement so that you may submit a paper proxy in lieu of an electronic proxy, you should contact your broker or the Company.

How can I avoid having duplicate copies of the Proxy Statement sent to my household?

Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports, which results in cost savings for the Company. Householding means that only one copy of the Proxy Statement and Annual Report, or notice of internet availability of proxy materials will be sent to multiple stockholders who share an address. The Company will promptly deliver a separate copy of either document to any stockholder who contacts the Company’s Investor Relations Department at (408) 404-6305 or 430 North McCarthy Boulevard, Milpitas, California, 95035 Attention: Investor Relations, requesting such copies. If a stockholder is receiving multiple copies of the Proxy Statement and Annual Report at the stockholder’s household and would like to receive a single copy of those documents for a stockholder’s household in the future, that stockholder should contact their broker, other nominee record holder, or the Company’s Investor Relations Department to request mailing of a single copy of the Proxy Statement and Annual Report.

2016 Proxy Statement     5

PROXY STATEMENT

When are stockholder proposals due for next year’s annual meeting?

In order for stockholder proposals to be considered properly brought before an annual meeting, the stockholder must have given timely notice in writing to the Secretary of the Company. To be timely for the 2017 annual meeting of stockholders (the “2017 Annual Meeting”), a stockholder’s notice must be received by the Company at its principal executive offices not less than 60 days nor more than 90 days prior to first anniversary of the date of the prior year’s annual meeting; provided, however, that if no meeting was held the prior year, or if the date of the annual meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days, notice must be received by the Company no later than the 90th day prior to the annual meeting or the 10th day following the public announcement of the meeting date. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the 2017 Annual Meeting: (i) a brief description of the business desired to be brought before the 2017 Annual Meeting and the text of the proposal or business; (ii) the name and record address of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is being made; (iii) a representation that the stockholder is a holder of record of the Company’s stock, is entitled to vote at the meeting and intends to appear in person or by proxy to propose the business specified in the notice; (iv) any material interest of the stockholder or any proposing person in such business; (v) the number of shares owned beneficially and of record by the stockholder or proposing person, including derivative interests, contracts or other agreements related to ownership or rights to vote the Company’s shares and other economic interests in the Company’s securities; and (vi) any other information required pursuant to Section 14 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). Our Bylaws specify in greater detail the requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to bring any item before an annual meeting review a copy of our Bylaws, as amended and restated to date, which can be found at www.viavisolutions.com. We will not entertain any proposals at the 2017 Annual Meeting that do not meet the requirements set forth in our Bylaws. Subject to applicable laws and regulations, the Company has discretion over what stockholder proposals will be included in the agenda for the 2017 Annual Meeting and/or in the related proxy materials. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal.

Proposals that a stockholder intends to present at the 2017 Annual Meeting and wishes to be considered for inclusion in the Company’s Proxy Statement for the 2017 Annual Meeting must be received by the Company at its principal executive offices not less than 120 days prior to the date the Proxy Statement for the 2016 Annual Meeting was made available to stockholders. If we change the date of the 2017 Annual Meeting by more than 30 days from the anniversary of the date of this year’s meeting, then the deadline to submit proposals will be a reasonable time before we begin to print and mail our proxy materials. All such proposals must comply with Rule 14a-8 under the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in Company-sponsored proxy materials.

6     2016 Proxy Statement

PROPOSAL 1

Election of Directors

At this Annual Meeting, the stockholders will elect seven directors recommended by the Governance Committee (which serves as the Company’s Nominating Committee) and nominated by the Board, each to serve a one-year term until the 2017 Annual Meeting of Stockholders and until a qualified successor is elected and qualified or until the director’s earlier resignation or removal. The Board has no reason to believe that the nominees named below will be unable or unwilling to serve as a director if elected.

Considerations in Director Selection

The Company’s Governance Committee is responsible for reviewing, evaluating and nominating individuals for election to the Company’s Board. The Governance Committee selects nominees from a broad base of potential candidates. The Governance Committee’s charter instructs it to seek qualified candidates regardless of race, color, religion, ancestry, national origin, gender, sexual orientation, etc. It is the Governance Committee’s goal to nominate candidates with diverse backgrounds and capabilities, to reflect the diverse nature of the Company’s stakeholders (security holders, employees, customers and suppliers), while emphasizing core excellence in areas relevant to the Company’s long term business and strategic objectives.

The Board believes that it is necessary for each of the Company’s directors to possess many qualities and skills. When searching for new candidates, the Governance Committee seeks individuals of the highest ethical and professional character who will exercise sound business judgment. The Governance Committee also seeks people who are accomplished in their respective field and have superior credentials. In selecting nominees, the Governance Committee seeks individuals who can work effectively together to further the interests of the Company, while preserving their ability to differ with each other on particular issues. A candidate’s specific background and qualifications are also reviewed in light of the particular needs of the Board at the time of an opening.

Each candidate must have an employment and professional record which demonstrates, in the judgment of the Governance Committee, that the candidate has sufficient and relevant experience and background, taking into account positions held and industries, markets and geographical locations served, to serve on the Board in the proposed capacity. In particular, the Governance Committee seeks candidates with at least two years of experience serving as the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Director, or the equivalent of such positions, of a well-respected, publicly-traded company.

Certain individual qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole are described below.

2016 Proxy Statement     7

PROPOSAL 1

2016 Director Nominees

Richard E. Belluzzo

Age 62
Director Since: February 2005
Chairman of the Board Since: November 2012

Experience:
Mr. Belluzzo served as US Venture Partner of Innogest SGR SpA, a European Venture Fund since February 2015 and is also managing partner of Corso Partners LLC. From April 2011 to August 2012, he served as Executive Chairman of Quantum Corporation, a provider of backup, recovery and archive products and services. From 2002 to 2011, he was Chairman and Chief Executive Officer of Quantum Corporation. Prior to that, Mr. Belluzzo was President and Chief Operating Officer of Microsoft Corporation. Prior to becoming its President and Chief Operating Officer, Mr. Belluzzo served as Microsoft’s group Vice President of the Personal Services and Devices Group, and was Group Vice President for the Consumer Group. Prior to Microsoft, Mr. Belluzzo was Chief Executive Officer of Silicon Graphics Inc. (“SGI”). Before SGI, Mr. Belluzzo held a series of increasingly senior roles at Hewlett Packard Company, culminating in his service as Executive Vice President of the Computer Products Organization. Mr. Belluzzo recently served as a Board Member of PMC-Sierra (Vancouver, Canada) and the Chairman of the board of directors, member of the governance and nominating committee, and Chairman of the compensation committee of InfoBlox. Within the past five years, Mr. Belluzzo also served on the board of directors of Quantum Corporation.

Qualifications:
Mr. Belluzzo’s background and experience as the Chief Executive Officer of public companies, as well as his deep knowledge of the technology industry, senior leadership roles and service on the boards of other prominent public companies allow him to contribute significantly to the Board and to its Compensation and Governance Committees.

Keith Barnes

Age 65
Director Since: October 2011

Experience:
Mr. Barnes served as Chief Executive Officer of Verigy Ltd, a semiconductor automatic test equipment company, from 2006 through 2010 and as Chairman of the Board of Verigy from 2008 through 2011. Prior to that he was Chairman and Chief Executive Officer of Electroglas, Inc. from 2003 through 2006 and Chairman and Chief Executive Officer of IMS from 1995 through 2001. Mr. Barnes is currently a member of the board of directors, compensation committee, and governance and nominating committee of Mentor Graphics, and a member of the board of directors, governance and nominating committee, and Chairman of the audit committee of Knowles Corporation and a member of the board of directors, governance and nominating and compensation committees of Rogers Corporation. Within the past five years, Mr. Barnes also served on the boards of directors of Intermec, Inc. and Spansion Inc.

Qualifications:
Mr. Barnes’ extensive management experience as chief executive officer of several technology companies, test and measurement industry background, and international sales and marketing knowledge, along with his experience as a board member for several public technology companies, bring important perspective and expertise to the Board and its Audit and Corporate Development Committees.

Tor Braham

Age 59
Director Since: October 2015

Experience:
Mr. Braham served as Managing Director and Global Head, Technology, Mergers and Acquisitions for Deutsche Bank Securities, from 2004 until 2012. From 2000 to 2004, he served as Managing Director and Co-head, West Coast U.S. Technology, Mergers and Acquisitions for Credit Suisse First Boston. Prior to that, Mr. Braham was an investment banker with UBS Securities and a lawyer at a prominent Silicon Valley law firm. Mr. Braham currently serves as a member of the Board of Directors at Yahoo, Inc. Within the past five years, Mr. Braham has also served on the boards of directors of Sigma Designs, Inc. and NetApp, Inc.

Qualifications:
Mr. Braham’s substantial M&A experience will assist the Board in evaluating the Company’s strategic opportunities.

8     2016 Proxy Statement

PROPOSAL 1

Timothy Campos

Age 43
Director Since: April 2014

Experience:
Mr. Campos has served as the Chief Information Officer and Vice President of Information Technology of Facebook since August 2010. Prior to Facebook, he served as the Chief Information Officer and Vice President of Information Technology at KLA-Tencor from 2005 to 2009. Prior to KLA-Tencor, Mr. Campos worked at internet startup Portera Systems where he was responsible for engineering and hosting architecture.

Qualifications:
Mr. Campos’ extensive industry experience in enterprise networks, application hosting and managing big data provides valuable insight into those markets.

Donald Colvin

Age 63
Director Since: October 2015

Experience:
Mr. Colvin was the Interim Chief Financial Officer of Isola Group Ltd. from June 2015 to July 2016. Mr. Colvin previously served as Chief Financial Officer of Caesars Entertainment Corporation from November 2012 to January 2015 and before that was Executive Vice President and Chief Financial Officer of ON Semiconductor Corp. from April 2003 to October 2012. Prior to joining ON Semiconductor, he held a number of financial leadership positions, including Vice President of Finance and Chief Financial Officer of Atmel Corporation, Chief Financial Officer of European Silicon Structures as well as several financial roles at Motorola Inc. Mr. Colvin is a Director of Agilysys, Inc. and was previously a Director of Applied Micro Circuits Corp.

Qualifications:
Mr. Colvin’s financial expertise and service on several public company boards of directors will provide valuable perspective on the Company’s operations and opportunities.

Masood A. Jabbar

Age 66
Director Since: March 2006

Experience:
Mr. Jabbar served as Lead Independent Director from November 2015 to February 2016. Mr. Jabbar was Chief Executive Officer of XDS Inc. from 2004 to 2006. Prior to that, he worked at Sun Microsystems Inc. from 1986 to 2003, where he served in a series of progressively responsible roles including President of the Computer Systems Division, Chief Financial Officer of the $10 billion Sun Microsystems Computer Corporation, and Executive Vice President of Global Sales Operations. Mr. Jabbar’s career at Sun culminated as Executive Vice President and Advisor to the Chief Executive Officer, where he was responsible for advising the CEO on critical strategic issues. Prior to joining Sun, Mr. Jabbar spent ten years in finance and accounting at Xerox Corporation, and two years at IBM Corporation. Within the past five years, Mr. Jabbar also served on the board of directors of Silicon Image, Inc. and RF Micro Devices, Inc.

Qualifications:
Mr. Jabbar brings significant mergers and acquisitions, global sales and marketing and operational expertise gained from his experience in executive roles at Sun Microsystems, Inc. In addition, Mr. Jabbar’s experiences at Xerox and IBM and as a senior executive of Sun Microsystems provide the Board with valuable accounting and financial reporting expertise particular relevant to his service on the Company’s Audit Committee. Finally, Mr. Jabbar’s service on the boards of several other technology companies provides valuable perspective in his role as a director and chair of the Company’s Corporate Development Committee and member of the Audit Committee.

2016 Proxy Statement     9

PROPOSAL 1

Pamela Strayer

Age 48
Director Since: August 2015

Experience:
Ms. Strayer currently holds the position of Senior Vice President and Chief Financial Officer of Plantronics, Inc., an audio technology company. Prior to joining Plantronics, from 2005 to 2012, Ms. Strayer held senior financial management roles at Autodesk, Inc., most recently Principal Accounting Officer and Vice President Controller. From 1999 to 2005, Ms. Strayer held various senior level finance positions at Epiphany, Inc. Before Epiphany, Inc., Ms. Strayer worked in senior level finance roles at RightPoint Software, which was acquired by Epiphany, and at Informix Software, Inc. Prior to Informix Software, Ms. Strayer worked in public accounting for KPMG in Silicon Valley and for Price Waterhouse, LLP in Chicago, IL.

Qualifications:
Ms. Strayer is a finance executive with 25 years of experience in a broad range of corporate and finance business partner roles. Her deep technical accounting and compliance background is rounded out with experience improving business operations globally, partnering with executive management on strategy and resource allocation decisions and allows her to contribute significantly to the Board and to its Audit Committee as its chairman.

Oleg Khaykin

Age 51
Director Since: February 2016

Experience:
Mr. Khaykin joined Viavi in February 2016 as President and CEO. Prior to joining the Company, Mr. Khaykin was a Senior Advisor with Silver Lake Partners from February 2015 to February 2016. Before that, he was President and CEO of International Rectifier from 2008 until its acquisition by Infineon AG in the January of 2015. He has also served as Chief Operating Officer of Amkor Technology and Vice President of Strategy & Business Development at Conexant Systems. Earlier in his career he spent eight years with The Boston Consulting Group and prior to that, he was an engineer at Motorola.

Qualifications:
Mr. Khaykin’s hands on experience leading the Company provides him with day-to-day knowledge of the Company’s operations. Additionally, Mr. Khaykin’s extensive operational and strategic experience at other technology companies adds substantial value to the Board and the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION TO THE BOARD OF EACH OF THE NOMINEES NAMED ABOVE.

10     2016 Proxy Statement

CORPORATE GOVERNANCE

Corporate Governance and Ethics

The Board and management of the Company believe that good corporate governance is an important component in enhancing investor confidence in the Company and increasing stockholder value. Continuing to develop and implement best practices throughout our corporate governance structure is a fundamental part of our strategy to enhance performance by creating an environment that increases operational efficiency and ensures long-term productivity growth. Good corporate governance practices also ensure alignment with stockholder interests by promoting fairness, transparency and accountability in business activities among employees, management and the Board.

Our corporate governance practices represent our commitment to the highest standards of corporate ethics, compliance with laws, financial transparency and reporting with objectivity and the highest degree of integrity. Steps we have taken to fulfill this commitment include, among others:

●	Directors are elected on an annual basis.
●	Election of directors requires the affirmative vote of a majority of the shares of Common Stock cast with respect to a director by the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal, except in the case of contested elections.
●	Our non-employee directors have an average tenure of 4.7 years, and half of the directors have been on the board for less than 2.5 years.
●	All members of the Board are independent with the exception of the Company’s Chief Executive Officer.
●	All members of our Board committees are independent.
●	Our Board committee charters clearly establish the roles and responsibilities of each committee.
●	All employees and members of the Board are responsible for complying with our Code of Business Conduct and our Insider Trading Policy.
●	We have an anonymous hotline to encourage employees to report questionable activities to our Internal Audit and Legal Departments, and the Audit Committee.
●	Our independent public accountants report directly to the Audit Committee.
●	Our internal audit control function maintains critical supervision over the key areas of our business and financial controls and reports directly to our Audit Committee.
●	We have established procedures for stockholders to communicate with the Board by contacting the Investor Relations Department.
●	The independent members of our Board and Board committees meet regularly without the presence of management.

The Company has adopted a Code of Ethics (known as the Code of Business Conduct) for its directors, officers and other employees. The Company will post on its website any amendments to, or waivers from, any provision of its Code of Business Conduct. A copy of the Code of Business Conduct is available on the Company’s website at www.viavisolutions.com.

Director Independence

In accordance with current NASDAQ listing standards, the Board, on an annual basis, affirmatively determines the independence of each director and nominee for election as a director. Our director independence standards include all elements of independence set forth in the NASDAQ listing standards, and can be found in our Corporate Governance Guidelines, which are included in the “Corporate Governance” section of our website at www.viavisolutions.com. The Board has determined that each of its non-employee directors was independent as determined by the relevant NASDAQ listing standard for board independence and for any committee on which such director served during fiscal year 2016. From August 2015 to February 2016, Richard Belluzzo assumed the role of Interim President and Chief Executive Officer. Pursuant to the NASDAQ listing standards, Mr. Belluzzo was not considered to be independent while acting this capacity, but is not disqualified from later being considered an independent director by virtue of his employment status provided that he does not serve in such capacity for more than one year.

The Company is not aware of any agreements or arrangements between any director and any person or entity other than the Company relating to compensation or other payment in connection with such director’s candidacy or service as a member of the Board.

2016 Proxy Statement     11

CORPORATE GOVERNANCE

Board Leadership

The Board has determined that it is in the best interests of the Company to maintain the Board chairperson and chief executive officer positions separately. The Board believes that having an outside, independent director serve as chairperson is the most appropriate leadership structure, as this enhances its independent oversight of management and the Company’s strategic planning, reinforces the Board’s ability to exercise its independent judgment to represent stockholder interests, and strengthens the objectivity and integrity of the Board. Moreover, we believe an independent chairperson can more effectively lead the Board in objectively evaluating the performance of management, including the chief executive officer, and guide it through appropriate Board governance processes. While Mr. Belluzzo held the position of Interim President and Chief Executive Officer the Board appointed Masood Jabbar as lead independent director.

Board Oversight of Risk

The Company takes a comprehensive approach to risk management. We believe risk can arise in every decision and action taken by the Company, whether strategic or operational. The Company, therefore, seeks to include risk management principles in all of its management processes and in the responsibilities of its employees at every level. Our comprehensive approach is reflected in the reporting processes by which our management provides timely and comprehensive information to the Board to support the Board’s role in oversight, approval and decision-making.

Management is responsible for the day-to-day supervision of risk, while the Board, as a whole and through its committees, has the ultimate responsibility for the oversight of risk management. Senior management attends Board meetings, provides presentations on operations including significant risks, and is available to address any questions or concerns raised by the Board. Additionally, our committees assist the Board in fulfilling its oversight responsibilities. Generally, the committee with subject matter expertise in a particular area is responsible for overseeing the management of risk in that area. For example, the Audit Committee coordinates the Board’s oversight of the Company’s internal controls over financial reporting and disclosure controls and procedures. Management regularly reports to the Audit Committee on these areas. Additionally, the Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs as well as succession planning for senior executives. The Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, and corporate governance topics. When any of the committees receives a report related to material risk oversight, the chairman of the relevant committee reports on the discussion to the full Board.

Compensation Program Risk Assessment

Consistent with SEC disclosure requirements, in fiscal year 2016 a team composed of senior members of our human resources, finance and legal departments and our compensation consultant, Compensia, inventoried and reviewed elements of our compensation policies and practices. This team then reviewed these policies and practices with Company’s management in an effort to assess whether any of our policies or practices create risks that are reasonably likely to have a material adverse effect on the Company. This assessment included a review of the primary design features of the Company’s compensation policies and practices, the process for determining executive and employee compensation and consideration of features of our compensation program that help to mitigate risk. Management reviewed and discussed the results of this assessment with the Compensation Committee, which consulted with Compensia. Based on this review, we believe that our compensation policies and practices, individually and in the aggregate, do not create risks that are reasonably likely to have a material adverse effect on the Company.

12     2016 Proxy Statement

CORPORATE GOVERNANCE

Board Committees and Meetings

During fiscal year 2016, the Board held 6 meetings. The Board has four regular committees: an Audit Committee, Compensation Committee, Governance Committee, and Corporate Development Committee. The members of the committees during fiscal year 2016 are identified below.

Each director attended at least 75% of the aggregate of all meetings of the Board and any committees on which he or she served during fiscal year 2016 after becoming a member of the Board or after being appointed to a particular committee. The Company encourages, but does not require, its Board members to attend the Annual Meeting. All then-current directors attended the 2015 Annual Meeting, except Timothy Campos.

Audit Committee
The Audit Committee is responsible for assisting the full Board in fulfilling its oversight responsibilities relative to:
●the Company’s financial statements;
●financial reporting practices;
●systems of internal accounting and financial control;
●internal audit function;
●annual independent audits of the Company’s financial statements; and
●such legal and ethics programs as may established from time to time by the Board.
Members: Pamela Strayer (Chair) Keith Barnes Masood Jabbar Meetings: 9

The Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and may retain external consultants at its sole discretion. In addition, the Audit Committee considers whether the Company’s independent auditors’ provision of non-audit services is compatible with maintaining the independence of the independent auditors. The Board has determined that all members of the Audit Committee are “independent” as defined in the applicable rules and regulations of the SEC and NASDAQ. The Board has further determined that Keith Barnes, Pamela Strayer and Masood A. Jabbar are “audit committee financial expert(s)” as defined by Item 401(h) of Regulation S-K of the Exchange Act. A copy of the Audit Committee charter can be viewed at the Company’s website at www.viavisolutions.com.

Compensation Committee
The Compensation Committee is responsible for:
●ensuring that the Company adopts and maintains responsible and responsive compensation programs for its employees, officers and directors consistent with the long-range interests of stockholders; and
●the administration of the Company’s employee stock purchase plans and equity incentive plans.
Members: Keith Barnes (Chair) Richard Belluzzo Timothy Campos Meetings: 5

The chair of the Compensation Committee reports on the Compensation Committee’s actions and recommendations at Board meetings. In addition, the Compensation Committee has the authority to engage the services of outside advisors, experts and others to provide assistance as needed. During fiscal year 2016, the Compensation Committee engaged Compensia, Inc. (“Compensia”), a national compensation consulting firm, to assist with the Committee’s analysis and review of the compensation of our executive officers. Compensia attends all Compensation Committee meetings, works directly with the Committee Chair and Committee members, and sends all invoices, including descriptions of services rendered, to the Committee Chair for review and payment approval. Compensia performed no work for the Company that was not in support of the Committee’s charter nor authorized by the Committee Chair during fiscal year 2016. All members of the Compensation Committee are “independent” as that term is defined in the applicable NASDAQ rules and regulations. A copy of the Compensation Committee charter can be viewed at the Company’s website at www.viavisolutions.com. Additional information on the Compensation Committee’s processes and procedures for consideration of executive compensation are addressed in the “Compensation Discussion and Analysis” below. Pamela Strayer temporarily replaced Mr. Belluzzo as a member of the Compensation Committee during his service as Interim President and Chief Executive Officer from August 2015 to February 2016.

2016 Proxy Statement     13

CORPORATE GOVERNANCE

Corporate Development Committee
The Corporate Development Committee is responsible for: ●oversight of the Company’s strategic transaction and investment activities.	Members: Masood Jabbar (Chair) Tor Braham Timothy Campos Donald Colvin Meetings: 4

The Corporate Development Committee reviews and approves certain strategic transactions for which approval of the full Board is not required and makes recommendations to the Board regarding those transactions for which the consideration of the full Board is appropriate. A copy of the Corporate Development Committee charter can be viewed at the Company’s website at www.viavisolutions.com. Messrs. Colvin and Braham were added to the Corporate Development Committee in October 2015.

Governance Committee
The Governance Committee:
●serves as the Company’s nominating committee;
●reviews current trends and practices in corporate governance; and
●recommends to the Board the adoption of governance programs.
Members: Richard Belluzzo (Chair) Keith Barnes Meetings: 4

As provided in the charter of the Governance Committee, nominations for director may be made by the Governance Committee or by a stockholder of record entitled to vote. The Governance Committee will consider and make recommendations to the Board regarding any stockholder recommendations for candidates to serve on the Board. Stockholders wishing to recommend candidates for consideration by the Governance Committee may do so by writing to the Company’s Corporate Secretary at 430 North McCarthy Boulevard, Milpitas, California 95035 providing the candidate’s name, biographical data and qualifications, a document indicating the candidate’s willingness to act if elected, and evidence of the nominating stockholder’s ownership of Company’s stock not less than 60 days nor more than 90 days prior to the first anniversary of the date of the preceding year’s annual meeting to assure time for meaningful consideration by the Governance Committee. Our Bylaws specify in greater detail the requirements as to the form and content of the stockholder’s notice. We recommend that any stockholder wishing to nominate a director review a copy of our Bylaws, as amended and restated to date, which can be found at www.viavisolutions.com. There are no differences in the manner in which the Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder. All members of the Governance Committee are “independent” as that term is defined in the applicable NASDAQ rules and regulations.

In reviewing potential candidates for the Board, the Governance Committee considers the individual’s experience in the Company’s industry, the general business or other experience of the candidate, the needs of the Company for an additional or replacement director, the personality of the candidate, the candidate’s interest in the business of the Company, as well as numerous other subjective criteria. Of greatest importance is the individual’s integrity, willingness to be involved and ability to bring to the Company experience and knowledge in areas that are most beneficial to the Company. The Governance Committee intends to continue to evaluate candidates for election to the Board on the basis of the foregoing criteria. A detailed description of the criteria used by the Governance Committee in evaluating potential candidates may be found in the charter of the Governance Committee.

The Governance Committee operates under a written charter setting forth the functions and responsibilities of the committee. A copy of the charter can be viewed at the Company’s website at www.viavisolutions.com. Nominees for the 2016 Annual Meeting were selected by a majority of the independent directors in office. Mr. Jabbar temporarily replaced Mr. Belluzzo as a member of the Compensation Committee during his service as Interim President and Chief Executive Officer from August 2015 to February 2016.

14     2016 Proxy Statement

CORPORATE GOVERNANCE

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between any member of the Company’s Board or Compensation Committee and any member of the board of directors or compensation committee of any other companies, nor has such interlocking relationship existed in the past. None of Messrs. Barnes or Campos or Ms. Strayer, who served on the Company’s Compensation Committee during fiscal year 2016, were at any time during or prior to fiscal year 2016 an officer or employee of Viavi. Mr. Belluzzo served as the Company’s Interim Chief Executive Officer for a portion of fiscal year 2016, but did not serve on the Compensation Committee during such time. In addition, none of our executive officers serves as a member of the board of directors or compensation committee of any company that has one or more of its executive officers serving as a member of our Board or Compensation Committee.

Communication between Stockholders and Directors

Stockholders may communicate with the Company’s Board through the Company’s Secretary by sending an email to bod@viavisolutions.com, or by writing to the following address: Chairman of the Board, c/o Company Secretary, Viavi Solutions, 430 North McCarthy Boulevard, Milpitas, California 95035. The Company’s Secretary will forward all correspondence to the Board, except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. The Company’s Secretary may forward certain correspondence, such as product-related inquiries, elsewhere within the Company for review and possible response.

Director Compensation

Each non-employee director of the Company is entitled to receive an annual cash retainer of $60,000 which is paid in quarterly installments of $15,000. During fiscal year 2016, each non-employee director received an annual grant of restricted stock units having a value of $200,000. This initial grant was pro rated for directors who joined mid-year. The restricted stock units are subject to a grant agreement which provides for vesting on the first anniversary of the grant date. Upon vesting each restricted stock unit is converted into one share of the Company’s Common Stock. Upon retirement of a non-employee director, any unvested options and restricted shares of the Company’s Common Stock will automatically become fully vested, and the exercise period for any such options will be extended to expire on the expiration date of such options, which is generally eight years from the date of grant. Upon initial appointment to the Board, each non-employee director receives a pro-rated portion of the annual non-employee director grant.

In addition, each non-employee director serving on the Audit Committee received an annual cash retainer of $15,000, whereas the director serving as the Audit Committee chair received an annual cash retainer of $30,000. Each non-employee director serving on the Compensation Committee received an annual cash retainer of $10,000, whereas the director serving as the Compensation Committee chair received an annual cash retainer of $20,000. Each non-employee director serving on the Governance or Corporate Development Committees received an annual cash retainer of $7,500, whereas the directors serving as the Governance or Corporate Development Committee chairs received an annual cash retainer of $15,000.

Mr. Jabbar, who served as Lead Independent Director from November 2015 to February 2016, received a pro-rated cash retainer of $18,750 as compensation for his services. Additionally, Mr. Belluzzo received a pro-rated cash retainer of $39,549 for the portion of fiscal 2016 during which he served as Chairman of the Board but not as Interim Chief Executive Officer.

A special CEO search committee was formed in August 2015. The committee members were Timothy Campos, Masood Jabbar and Keith Barnes, who served as chairman of the committee. Mr. Jabbar and Mr. Campos quarterly received cash retainers of $7,500 and Mr. Barnes received a quarterly cash retainer of $15,000. Committee members received additional compensation for any meeting attended in excess of the first 10 meetings at a rate of $500 for meetings that were shorter than an hour and $1,000 for meetings that were longer than an hour. This resulted in an additional $5,000 in fees paid to each committee member.

Directors who are also employed by the Company do not receive any compensation for their services as directors. Accordingly, Mr. Belluzzo did not receive compensation as a member of the Board while he served as Interim President and Chief Executive Officer. All directors are reimbursed for expenses incurred in connection with attending Board and committee meetings.

2016 Proxy Statement     15

CORPORATE GOVERNANCE

Director compensation described above is summarized in the following table:

Compensation Element for Role	Board Compensation
General Board Service – Cash
▷Retainer ▷Meeting Fees	▷$60,000 ▷Not applicable (“NA”)
General Board Service – Equity
▷RSU Value ▷Vesting Schedule	▷$200,000 ▷Vest on the first anniversary of the grant date ▷Number of shares determined using 30 calendar day average stock price prior to date of grant
		Chair	Member
Committee Service (No meeting fees)	Audit Compensation Governance/Corporate Development	$30,000	$15,000
		$20,000	$10,000
		$15,000	$7,500
Non-Employee Board Chair
▷Additional Board Retainer ▷Additional Equity	▷$75,000 ▷NA

The director compensation policies summarized above resulted in the following total compensation for our non-management directors in fiscal year 2016:

Director Compensation Table

Name (1)	Fees Earned-or Paid in Cash ($)	Stock Awards ($) (2)	Option Awards ($) (2)	Total ($)
Keith Barnes (3)	137,500	246,620	0	384,120
Richard E. Belluzzo (4)	89,732	614,589	596	704,918
Tor Braham (5)	62,511	225,469	0	287,979
Timothy Campos (6)	97,500	242,257	0	339,757
Donald Colvin (7)	62,511	225,469	0	287,979
Masood A. Jabbar (8)	143,750	246,620	458	390,828
Pamela Strayer (9)	86,069	387,148	0	473,216
(1)	Thomas Waechter and Oleg Khaykin, both of whom served as the Company’s Chief Executive Officer and President during fiscal year 2016, are not included in this table as they were employees of the Company and as such received no compensation for their services as a director. Their compensation is disclosed in the Summary Compensation Table.
(2)	The amounts shown in this column are the grant date fair value in the period presented as determined pursuant to stock-based compensation accounting rule FASB ASC Topic 718, excluding the effect of estimated forfeitures, as well as the incremental fair value attributable to stock awards that were modified in fiscal year 2016 in connection with the separation of the Lumentum business. The assumptions used to calculate these amounts are set forth under Note 15 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal year 2016 filed with the SEC on August 30, 2016.
(3)	Mr. Barnes had no options and 52,527 restricted stock units outstanding at the end of fiscal year 2016.
(4)	Mr. Belluzzo had no options and 46,275 restricted stock units outstanding at the end of fiscal year 2016. Compensation reflects only cash and stock awards granted to Mr. Belluzzo in connection with his service a member of the Board. Mr. Belluzzo’s full compensation, including amounts received while he served as Interim Chief Executive Officer is disclosed in the Summary Compensation Table.
(5)	Mr. Braham had no options and 36,919 restricted stock units outstanding at the end of fiscal year 2016.
(6)	Mr. Campos had no options and 54,782 restricted stock units outstanding at the end of fiscal year 2016.
(7)	Mr. Colvin had no options and 36,919 restricted stock units outstanding at the end of fiscal year 2016.
(8)	Mr. Jabbar had no options and 52,527 restricted stock units outstanding at the end of fiscal year 2016.
(9)	Ms. Strayer had no options and 67,401 restricted stock units outstanding at the end of fiscal year 2016.

16     2016 Proxy Statement

CORPORATE GOVERNANCE

Relationships Among Directors or Executive Officers

There are no family relationships among any of the Company’s directors or executive officers.

Certain Relationships and Related Person Transactions

Review and Approval of Related Person Transactions

We review all relationships and transaction in which the Company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. The Company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. On an annual basis, all directors and executive officers must respond to a questionnaire requiring disclosure about any related person transactions, arrangements or relationships (including indebtedness). As required under SEC rules, any transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in the Company’s Proxy Statement. The Audit Committee reviews and approves or ratifies any related person transaction that is required to be disclosed. This review and approval process is evidenced in the minutes of the Audit Committee meetings.

Executive Officers

The following sets forth certain information regarding the Company’s executive officers as of the date of this Proxy Statement:

Executive Officer	Age	Position
Oleg Khaykin	51	Chief Executive Officer and President
Amar Maletira	46	Chief Financial Officer, Executive Vice President
Dion Joannou	51	Senior Vice President, Global Sales, Network Enablement and Service Enablement
Paul McNab	54	Executive Vice President, Chief Marketing and Strategy Officer
Ralph Rondinone	54	Senior Vice President, Global Operations, Network Service Enablement
Luke Scrivanich	54	Senior Vice President & General Manager, Optical Security & Performance Products
Kevin Siebert	47	Vice President, General Counsel and Secretary
Susan Spradley	55	Executive Vice President & General Manager Product Line Management & Design, Network Enablement and Service Enablement

Oleg Khaykin joined Viavi in February 2016 as President and CEO. Prior to joining the Company, Mr. Khaykin was a Senior Advisor with Silver Lake Partners from February 2015 to February 2016. Before that, Mr. Khaykin was President and CEO of International Rectifier from 2008 until its acquisition by Infineon AG in the January of 2015. He has also served as Chief Operating Officer of Amkor Technology and Vice President of Strategy & Business Development at Conexant Systems. Earlier in his career he spent eight years with The Boston Consulting Group and prior to that, he was an engineer at Motorola. Mr. Khaykin holds an MBA from Kellogg School of Management at Northwestern University and a B.S. in Electrical and Computer Engineering with honors from Carnegie-Mellon University.

Amar Maletira joined the Company in September 2015 as Chief Financial Officer. Prior to joining the Company, Mr. Maletira spent 14 years at Hewlett Packard serving in a number of senior positions in Finance, most recently as Chief Financial Officer & Vice President, Enterprise Services Americas. From 1998 to 2000, Mr. Maletira was Chief Operating Officer and Vice President of a start-up IT consulting company, DPP Incorporated. Prior to that, Mr. Maletira led sales teams at Siemens and HCL in India. Mr. Maletira holds a B.S. in Electronics & Communication Engineering from Gogte Institute of Technology at Karnataka University in India and an M.B.A. from the Ross School of Business in Ann Arbor, Michigan.

2016 Proxy Statement     17

CORPORATE GOVERNANCE

Dion Joannou joined the Company as Senior Vice President of global sales in January 2015. Prior to joining the Company, Mr. Joannou served as Chief Executive Officer of Advantix Systems from 2011 to 2013. From 2009 to 2010, Mr. Joannou served as Chief Executive Officer at The Neptune Society. Mr. Joannou also held a number of executive positions during his 15-year career at Nortel Networks, including roles as president for North America for both the enterprise and carrier markets, chief strategy officer, president for the Caribbean and Latin America, and vice president of Vodafone global account. Mr. Joannou holds a B.A. in business administration from Southern Illinois University and an M.B.A from the University of Miami.

Paul McNab joined the Company in September 2014 as Executive Vice President and Chief Marketing and Strategy Officer. Prior to joining the Company, Mr. McNab was CEO of Puro Networks from 2013 to 2014. Before that, Mr. McNab was with Cisco Systems, Inc. for sixteen years where he held increasingly senior roles including Vice President and Chief Technology Officer, Data Center Switching and Vice President, Enterprise Marketing. Mr. McNab holds a B.S. in Engineering from Manchester Metropolitan University in the United Kingdom.

Ralph Rondinone joined the Company in April 2012 as Senior Vice President of Global Operations and Services. Prior to joining the Company, Mr. Rondinone served as Senior Vice President of Operations at BigBand Networks from 2006 to 2012. Prior to that, Mr. Rondinone held executive positions in operations at Lucent Technologies, Ascend Communications, and Digital Equipment Corporation. Mr. Rondinone holds a B.S. in mechanical engineering from Worcester Polytechnic Institute.

Luke Scrivanich became the Vice President and General Manager of Optical Security and Performance Products (OSP) in June 2012 and became Senior Vice President and General Manager of OSP in August 2012. Mr. Scrivanich joined the Company in April 2008 as Vice President and General Manager of Flex Products. Prior to joining the Company in 2008, Mr. Scrivanich was with PPG Industries where he served in general management, marketing and strategic planning positions for various divisions, including fine chemicals, optical products and coatings. He previously held senior marketing positions at AGR International, Inc., a manufacturer of packaging inspection equipment. Mr. Scrivanich holds a B.S. in Chemical Engineering from Cornell University and an M.B.A. from the Harvard Graduate School of Business Administration.

Kevin Siebert joined the Company in September 2007 and became Vice President, General Counsel and Secretary in February 2015. Before assuming the General Counsel role, Mr. Siebert held increasingly senior roles within the Company’s legal department. Before joining the Company, Mr. Siebert was Senior Counsel at France Telecom from 2004 to 2007 where he primarily had legal responsibility for North American operations and also handled mergers and acquisitions, among other functions. Prior to that, Mr. Siebert served as in-house counsel at a technology company and held associate roles in private practice, focusing on mergers and acquisitions, corporate and telecommunications matters. Mr. Siebert holds a B.A. in Political Science from the University of Richmond and a J.D. from the Washington University School of Law.

Susan Spradley joined the Company in January 2013 and became Executive Vice President and General Manager NSE Solutions and R&D in July 2015. Before joining the Company, Ms. Spradley served as executive director at US-Ignite from April 2011 to December 2012. Prior to that, Ms. Spradley was President of the North America region at Nokia Siemens Networks from 2007 to 2011 responsible for regional p&l, sales and service. From 1997 to 2005 she held executive positions at Nortel. She is also chair of a White House and National Science Foundation initiative, called U.S. Ignite. Ms. Spradley holds a B.S. in Computer Science from University of Kansas, Lawrence and completed an Advanced Management Program at Harvard Business School.

18     2016 Proxy Statement

PROPOSAL 2

Ratification of Independent Auditors

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending July 1, 2017, and the Board has directed that the selection of the independent auditors be submitted for ratification by the stockholders at the Annual Meeting.

Although the Company is not required to seek stockholder approval of its selection of the independent auditors, the Board believes it to be sound corporate governance to do so. If the appointment is not ratified, the Board will investigate the reasons for stockholder rejection and will reconsider its selection of the independent auditors. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

The following table presents fees billed for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements for the years ended July 2, 2016 and June 27, 2015, respectively, and fees billed for other services rendered by PricewaterhouseCoopers LLP and during those periods.

	Fiscal 2016	Fiscal 2015
Audit Fees (1)	$2,963,443	$ 5,442,605
Audit-Related Fees	0	0
Tax Fees (2)	1,023,866	501,785
All Other Fees (3)	0	100,165
Total	$3,987,309	$ 6,044,555
(1)	Audit Fees are related to professional services rendered in connection with the audit of the Company’s annual financial statements, the audit of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, reviews of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and audit services provided in connection with other statutory and regulatory filings. Fees include $692,000 and $2,320,000 for fiscal 2016 and 2015, respectively, for services performed by PricewaterhouseCoopers LLP in connection with the separation and spin-off of Lumentum Holdings Inc.
(2)	Tax Fees for fiscal 2016 and 2015 include professional services rendered in connection with transfer pricing consulting, tax audits, planning services and other tax consulting. The fees include $860,000 and $397,000 for fiscal 2016 and 2015, respectively, for services performed by PricewaterhouseCoopers LLP in connection with the separation and spin-off of Lumentum Holdings Inc.
(3)	All Other Fees in fiscal 2015 are related to the annual Workforce Engagement Survey and other non-audit related services.

For fiscal year 2016, the Audit Committee considered whether audit-related services and services other than audit-related services provided by PricewaterhouseCoopers LLP are compatible with maintaining the independence of PricewaterhouseCoopers LLP and concluded that the independence of PricewaterhouseCoopers LLP was maintained.

2016 Proxy Statement     19

PROPOSAL 2

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditors are required to provide detailed back-up documentation at the time of approval. Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided as noted in the table above were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described herein.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE YEAR ENDING JULY 1, 2017.

20     2016 Proxy Statement

PROPOSAL 3

Advisory Vote on Executive Compensation

The Company’s goal for its executive compensation program is to attract, motivate and retain the executive talent necessary to achieve its business objectives. The Company believes that it can best drive long-term stockholder value by establishing a strong pay-for-performance system.

At the Company’s 2015 annual meeting of stockholders, approximately 73% of the votes cast were voted in favor of approving the compensation of the Company’s Named Executive Officers (“NEOs”). In the months leading up to and following the vote, the Company reached out to a significant number of its major stockholders. After considering their feedback, as well as current market practices, in May 2015 the Company modified its stock ownership guidelines so that unvested restricted stock units would no longer count towards the ownership requirements for directors and executive officers.

The Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement includes a detailed description of the Company’s compensation philosophy, as well as an analysis of how the compensation of its NEOs in fiscal year 2016 aligned with that philosophy. Highlights of the Company’s compensation practices include:

●	Approximately 50% of each NEO’s total target compensation is performance-based, consisting of cash incentive compensation and RSUs with performance-based vesting conditions, as described below.
●

The Company emphasizes pay for performance. Cash incentive compensation paid to its NEOs is generally paid pursuant to the Company’s Variable Pay Plan (the “VPP”), with payments directly tied to attainment of the Company’s operating income objective.

●

50% of the RSUs awarded to the Company’s NEOs have time-based vesting requirements – the ultimate value of these awards is directly tied to the performance of the Company’s stock, encouraging management to drive stockholder value which also encouraging retention of key employees. The other 50% of RSUs awarded to the Company’s NEOs have vesting requirements tied to the performance of the Company’s stock as compared to the NASDAQ telecommunications index, and could vest at a higher or lower rate or not at all, based on this relative performance. We refer to these performance-based RSUs as market stock units, or “MSUs.”

●	The Company does not generally provide perquisites or other benefits to its NEOs that are not available to all employees.
●

We regularly evaluate our compensation practices and modify our programs as appropriate to address evolving best practices. For example, in fiscal year 2016 we modified the vesting conditions for the MSUs to make them more difficult to achieve and modified our stock ownership guidelines to further align executive compensation with stockholder interests.

We urge stockholders to read the CD&A section of this Proxy Statement beginning on page 23 which describes in more detail how our executive compensation practices operate and are designed to achieve our compensation objectives.

In accordance with section 14A of the Securities Exchange Act, stockholders will have the opportunity to cast a non-binding, advisory vote on the compensation of our NEOs. You are encouraged to read the Executive Compensation section of this Proxy Statement, including the CD&A, along with the accompanying tables and narrative disclosure. Accordingly, we are asking you to approve, on an advisory basis, the compensation of the Company’s NEOs, as described in the CD&A, the accompanying tables and the related narrative disclosure contained therein.

The following resolution will be submitted for stockholder vote at the Annual Meeting: “RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2016 Annual Meeting of stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion.” Although the advisory vote is non-binding, the Compensation Committee and the Board will review the results of the vote and the Compensation Committee will consider the results of the vote when making future compensation decisions. Unless the Board of Directors modifies its determination on the frequency of future advisory votes, the next advisory vote on the compensation of the Company’s NEOs will be held at the fiscal 2017 annual meeting of stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE, ON AN ADVISORY BASIS, “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THE CD&A, THE COMPENSATION TABLES AND THE RELATED NARRATIVE DISCUSSION IN THIS PROXY STATEMENT.

2016 Proxy Statement     21

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company with respect to the beneficial ownership as of August 31, 2016, by (i) all persons who are beneficial owners of five percent (5%) or more of the Company’s Common Stock, (ii) each director and nominee, (iii) the Company’s named executive officers, and (iv) all current directors and executive officers as a group.

As of August 31, 2016, there were 232,733,763 shares of the Company’s Common Stock outstanding. The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission (“SEC”) governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of securities as to which such person has no economic interest.

	Number of Shares
	Beneficially Owned
Name	Number	Percentage
5% or more Stockholders (1)
Capital Research Global Investor 333 South Hope Street Los Angeles, CA 90071	27,669,274	11.90%
The Bank of New York Mellon Corporation One Wall Street, 31st Floor New York, NY 10022	16,693,348	7.17%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	23,443,879	10.07%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355-2331	17,461,158	7.50%
Goldman Sachs Asset Management 200 West Street c/o Goldman Sachs & Co. New York, NY 10282	16,802,154	7.22%
Directors and Executive Officers
Oleg Khaykin	0	*
Amar Maletira (2)	95,454	*
Susan Spradley (3)	68,383	*
Dion Joannou (4)	17,333	*
Luke Scrivanich (5)	155,287	*
Thomas Waechter (6)	537,060	*
Rex S. Jackson (7)	201,397	*
Richard E. Belluzzo	140,128	*
Keith Barnes	44,164	*
Tor Braham (8)	4,186	*
Timothy Campos	20,092	*
Donald Colvin (9)	4,186	*
Masood A. Jabbar	96,201	*
Pamela Strayer	11,556	*
All directors and executive officers as a group (15 persons) (10)	825,891	*
*	Less than 1%.
(1)	Based on information set forth in various Schedule 13 filings with the SEC current as of August 31, 2016 and the Company’s outstanding common stock data as of August 31, 2016.
(2)	Includes (i) 47,727 RSUs which vest within 60 days of August 31, 2016 and (ii) 47,727 market stock units (“MSUs”). MSUs are reported at 100% of the target number of shares scheduled to vest within 60 days of August 31, 2016. The actual number of shares that vest will range from 0% to 150% of the target amount. Details of the conditions and terms under which the MSUs will vest begin on page 32 of this Proxy Statement.
(3)	Includes 50,865 MSUs which vest within 60 days of August 31, 2016
(4)	Includes 17,333 MSUs which vest within 60 days of August 31, 2016.
(5)	Includes (i) 88,530 shares subject to stock options currently exercisable within 60 days of August 31, 2016 and (ii) 47,819 MSUs which vest within 60 days of August 31, 2016.
(6)	Includes 537,060 shares subject to stock options currently exercisable within 60 days of August 31, 2016.
(7)	Includes 201,397 shares subject to stock options currently exercisable within 60 days of August 31, 2016.
(8)	Includes 4,186 RSUs which vest within 60 days of August 31, 2016.
(9)	Includes 4,186 RSUs which vest within 60 days of August 31, 2016.
(10)	Includes (i) 88,530 shares subject to stock options currently exercisable within 60 days of August 31, 2016, (ii) 100,854 RSUs which vest within 60 days of August 31, 2016, and (iii) 279,156 MSUs which vest within 60 days of August 31, 2016.

22     2016 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

Performance Overview

Fiscal year 2016 was a transformative year for the Company, beginning with the successful spin-off of Lumentum in the first fiscal quarter and the hiring of a new executive team, including our Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”). When setting executive compensation for fiscal year 2016, the Compensation Committee of the Board (the “Committee”) considered a comprehensive set of factors, including:

●	The Company’s prior fiscal year performance and the prior three-year period, in keeping with the Company’s focus on long-term growth and performance.
●	The achievements of the Company’s named executive officers’ (“NEOs”) and others in completing the spin-off.
●	The importance of retaining certain individuals in light of their prior contributions and in recognition of the importance of continuity in achieving the Company’s goals during fiscal year 2016.

In determining the new hire compensation packages for Oleg Khaykin, who became the Company’s CEO in February 2016, and Amar Maletira, who became the Company’s CFO in September 2015, the Committee recognized the importance of attracting individuals with the skills required to continue the Company’s transformative efforts and drive future growth. In addition, the Committee recognized that new hire compensation packages usually involve equity grants that are larger than the annual equity grants awarded to NEOs and vest over a longer period of time.

Compensation Best Practices

We maintain the following corporate governance policies to ensure our executive compensation practices support our pay-for-performance philosophy and manage our compensation risks:

✓	The Committee is comprised solely of independent directors.
✓	The Committee has engaged an independent compensation consultant to assist it with its review of executive compensation.
✓	Half of the annual equity incentive grants awarded to our executive officers are performance awards.
✓	We do not generally provide perquisites to any of our executive officers.
✓	We have a clawback policy that applies to both cash incentives and equity awards.
✓	We prohibit our executive officers from engaging in hedging or other speculative transactions involving Company stock.
✓

We maintain stock ownership guidelines that require our directors and executive officers to maintain an equity interest in Company stock that is between one and three times their base salary (or cash retainer in the case of directors).

Results of 2015 Advisory Vote on Executive Compensation

We conducted an advisory vote on executive compensation at our 2015 Annual Meeting of stockholders. The Board and the Committee value the opinions of our stockholders and, to the extent that there is any significant vote against the compensation of the NEOs, work to identify the specific concerns driving negative votes and evaluate whether any actions are necessary to address those concerns.

At the 2015 Annual Meeting of stockholders, approximately 73% of the votes cast were in favor of the NEOs’ compensation as disclosed in the 2015 Proxy Statement. In the months leading up to and following our 2015 Annual Meeting, we spoke with a significant number of our major stockholders. After considering their feedback, as well as current market practices, in May 2015 the Committee modified the Company’s stock ownership guidelines so that unvested restricted stock units would no longer count towards the ownership requirements for directors and executive officers.

2016 Proxy Statement     23

EXECUTIVE COMPENSATION

Compensation Philosophy and Elements

Our Executive Compensation Philosophy

Our executive compensation programs are intended to achieve certain fundamental objectives:

●	Attract, motivate and retain superior executive talent;
●	Create a direct relationship between pay and performance; and
●	Create incentives to maximize stockholder value over time.

Our compensation philosophy is designed to achieve these objectives through the following key principles:

Competitive Compensation
The executive compensation program should provide a fair and competitive opportunity that enables us to attract and retain high caliber talent.

Alignment with Stockholder Interest
Executive compensation should be structured to include variable elements that link financial reward to achievement of goals and stockholder return, and executive stock ownership should be encouraged.

“At risk” compensation
A significant portion of each executive’s compensation should be “at risk” and tied to the Company’s attainment of annual and long-term business objectives and stockholder value. For example, in fiscal 2016, approximately 45% of our Chief Executive Officer’s compensation and 43% of our Chief Financial Officer’s compensation were at risk.

We believe that the quality, experience, skills, engagement and dedication of our executive officers are critical factors affecting the Company’s performance and our ability to drive long-term stockholder value.

Elements of Executive Compensation

In support of this compensation philosophy, the Committee utilizes three material compensation elements. We also provide 401 (k) retirement benefits and severance benefits.

Pay Element	Objective/Purpose
Base salary	To attract and retain highly-qualified executive talent
Cash incentive bonuses	To incentivize and reward achievement of near-term financial and business results
Equity grants, including: ●Time-based restricted stock units (“RSUs”); and ●Market-based RSUs (“MSUs”)	To align our executives’ interests with those of our stockholders, drive long-term value, and reinforce longer-term retention

Fiscal Year 2016 Named Executive Officers

Throughout this proxy statement, the individuals who served as the Company’s Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”) during fiscal year 2016, as well as the other individuals included in the Summary Compensation Table, are referred to as the “named executive officers” (or “NEOs”). Our NEOs for fiscal year 2016 were:

Named Executive Officer	Position
Oleg Khaykin [1]	President and CEO
Amar Maletira [2]	Executive Vice President and CFO
Susan Spradley	Executive Vice President and General Manager Product Line Management & Design, Network Enablement (“NE”) and Service Enablement (“SE”)
Dion Joannou	Senior Vice President, Global Sales, NE and SE
Luke Scrivanich	Senior Vice President & General Manager, Optical Security and Performance Products (“OSP”)
Thomas Waechter	Former President and CEO
Rex Jackson	Former Executive Vice President and CFO
Richard Belluzzo [3]	Interim CEO

1	Mr. Khaykin joined the Company on February 3, 2016.
2	Mr. Maletira joined the Company on September 9, 2015.
3	Mr. Belluzzo served as the Company’s Interim CEO from August 11, 2015 through February 2, 2016.

24     2016 Proxy Statement

EXECUTIVE COMPENSATION

Mr. Waechter stepped down as the Company’s President and Chief Executive Officer, effective August 11, 2015. In connection with Mr. Waechter’s departure, the Company entered into a Separation Agreement and General Release (the “Waechter Agreement”) pursuant to which Mr. Waechter received a lump sum cash payment of $2,680,000, eighteen months of COBRA payments for him and his wife, and full acceleration of his time-based equity awards. In addition, the term during which vested options were exercisable was extended to the later of September 18, 2018, or the expiration date of each respective award. The Company also entered into a consulting arrangement with Mr. Waechter whereby he agreed to provide consulting services to the Company for a one year period through September 18, 2016, in exchange for an annual fee of $533,000, payable in equal monthly installments with a completion bonus of $267,000 to be paid at the end of the term of the consulting arrangement, subject to certain conditions. The Board believed that entering into such an arrangement with Mr. Waechter was necessary to facilitate an orderly transition during the search for a new Chief Executive Officer.

Mr. Jackson’s employment with the Company terminated on September 30, 2015. In connection with his departure, on February 24, 2015, the Company entered into a separation agreement (the “Jackson Agreement”) pursuant to which he received certain severance benefits including: (i) immediate vesting of any outstanding and unvested equity awards, including market-based restricted stock units at 100% of the target amount, (ii) a lump sum cash payment equal to 2 years of base salary as of September 30, 2015, less applicable withholdings, and (iii) Company paid COBRA benefits for up to 12 months. The Committee concluded that the terms of the Jackson Agreement were necessary to induce Mr. Jackson to remain with the Company through the completion of the spin-off and the filing of the Company’s FY15 annual report.

Mr. Belluzzo served as Interim President and CEO from August 11, 2015 through February 2, 2016. In connection with his appointment, the Company entered into an agreement (the “Belluzzo Agreement”) governing the terms of his employment. Pursuant to the terms of the Belluzzo Agreement, in connection with his services as Interim President and Chief Executive Officer, Mr. Belluzzo received an annual base salary of $600,000, with a guaranteed minimum salary of $200,000. In addition, Mr. Belluzzo accrued a bonus at the rate of $50,000 per month, which was paid once a permanent Chief Executive Officer commenced employment with the Company, with a guaranteed minimum bonus of $200,000. Mr. Belluzzo received a grant of restricted stock units having a value on the grant date of $400,000 which vested in full upon the date his employment terminated in connection with a permanent Chief Executive Officer commencing employment with the Company. Mr. Belluzzo did not receive any compensation under the Company’s non-employee director compensation program while he served as Interim President and Chief Executive Officer. The Board concluded that the terms of the Belluzzo Agreement were necessary and reasonable due to Mr. Belluzzo’s unique ability to step into the role of Interim President and CEO given that he had over a decade of experience as a member of the Board. In recognition of Mr. Belluzzo’s leadership and performance and the Company’s performance during his tenure as Interim President and CEO, including exceeding performance goals for two consecutive quarters, the Board approved a discretionary bonus of $100,000.

The terms of the Waechter Agreement, the Jackson Agreement and the Belluzzo Agreement were individually negotiated based on the unique circumstances under which they provided services to the Company. As such, they were outside the Committee’s regular process for setting executive compensation, which is described in greater detail below.

2016 Proxy Statement     25

EXECUTIVE COMPENSATION

Implementing Our Philosophy – Determining Executive Compensation

When setting NEO compensation, the Committee considers both the Company’s overall performance and each NEO’s performance against his individual objectives. The Committee also engages an independent third-party consultant, as described below, to compare proposed NEO compensation against a group of the Company’s peers. This comparative data helps ensure that each element of executive compensation, as well as total compensation, is competitive and meets the Company’s goal of attracting, motivating and retaining the talent required to achieve the Company’s business objectives and drive stockholder value.

Considerations in Determining NEO Compensation

The Committee considers a comprehensive set of factors when determining NEO Compensation. Some of the key considerations include:

●

The individual executive’s performance, based on assessments of his or her contributions to the Company’s overall performance, ability to lead his or her business unit or function, to work as part of a team and to reflect the Company’s core values;

●	Internal parity between executives based on the NEO’s duties, responsibilities and contributions to the Company;
●	Each individual executive’s skills, experience, qualifications and marketability;
●	The Company’s performance against financial goals and objectives established by the Committee and the Board;
●	The Company’s performance relative to industry competitors and its peer group;
●	The positioning of each executive’s compensation in a ranking of Peer Group compensation data; and
●	The compensation practices of the Company’s peer group.

Assessing an Executive’s Performance

The CEO periodically updates the Committee of his assessment of each executive officer’s performance to ensure that compensation decisions are aligned with individual performance. The CEO bases this evaluation on his personal knowledge of each executive officer’s performance, actual results against specific objectives and feedback provided by others within and outside of the Company. In addition, the members of the Committee have periodic interactions with each NEO during the year that allow them to make independent assessments of the NEO’s performance. NEOs are not present for, nor do they participate in, Committee or Board discussions or approvals regarding their own compensation. The Committee ultimately is responsible for the final determination of all compensation for NEOs other than the CEO, whose compensation is determined by the full Board.

The CEO’s performance is reviewed periodically by the Committee and the independent members of the full Board using performance criteria developed by the Committee and approved by the full Board’s independent directors. In assessing CEO performance, the Committee and independent members of the Board review Company business, operational and financial performance against specific objectives and take into account other factors that may be included in the CEO’s individual objectives as well as any feedback received from the CEO’s direct reports and other employees. The Committee also engages in discussions with the CEO regarding his performance against objectives set by the Board. The Committee recommends all elements of compensation for the CEO to the independent members of the Board for review, consideration and approval.

The Role of Compensation Consultants and Peer Group Data

To assist the Committee in its review of executive compensation, the Company’s Human Resources Department and the Committee’s primary external compensation consultant, Compensia, Inc. (“Compensia”), provide compensation data from companies that the Committee selects as a “peer group” of technology companies for executive compensation analysis purposes, as well as a broader cut of market data based on Radford survey data. The Committee also periodically sought input from Compensia on a range of external market factors, including evolving compensation trends, the selection of appropriate peer group companies and market survey data. In fiscal year 2016, the Committee assessed the independence of Compensia as required by SEC and NASDAQ rules and concluded that no conflict of interest exists that would prevent Compensia from serving as an independent consultant to the Committee.

26     2016 Proxy Statement

EXECUTIVE COMPENSATION

The peer group used by the Committee when considering executive compensation for fiscal year 2016 was determined based upon annual revenue (with peer companies ranging from approximately 42% to 188% of the Company’s annual revenue and the median annual revenue equal to approximately 75% of the Company’s annual revenue) market capitalization, industry and geography.

The list of peer group companies (the “Peer Group”) the Committee considered when setting executive compensation for fiscal year 2016 was:

ADTRAN, Inc., Arista Networks, Inc., Commvault Systems, Inc., F5 Networks, Inc., Fortinet, Inc., Harmonic Inc., Ixia, National Instruments Corporation, NetGear, Inc., Palo Alto Networks, Inc., Polycom, Inc., QLogic Corporation, Splunk Inc., Teradyne, Inc., Ubiquity Networks, Inc., Verisign, Inc. and ViaSat, Inc.

The Committee uses the Peer Group market data provided by Compensia and others to ensure that the compensation provided to the Company’s NEOs remains competitive. For fiscal year 2016, the Committee did not set targets for any individual element of executive compensation relative to the market data, but did review proposed compensation levels against the market data to ensure that compensation was competitive.

Considerations in Setting Fiscal Year 2016 Compensation

In determining appropriate levels of executive compensation for fiscal year 2016, the Committee considered the Company’s financial performance relative to the Peer Group, as well as performance against the Company’s competition and strategic and operational objectives. The Committee recognized that the Company had achieved a significant milestone in spinning off the Lumentum business but the service enablement market did not perform as expected. Given the exceptional changes to the Company’s business and management that were anticipated for fiscal year 2016, the Committee also strongly considered the importance of retaining key employees who were critical to the Company’s plans to unlock stockholder value and transform the remaining NSE and OSP businesses.

Fiscal Year 2016 Executive Compensation

The fundamental policy of the Committee is to provide NEOs competitive compensation opportunities based upon the financial and operational performance of the Company and its individual operating segments, each NEO’s specific current and anticipated future contributions to the financial and operational success of the Company and personal performance relative to business performance objectives. It is the Committee’s objective to have a significant portion of each NEO’s compensation contingent upon the Company’s performance, and as applicable, individual operating segment performance, as well as upon his or her own individual contributions to the achievement of business objectives. As an executive officer’s level of responsibility increases, a greater proportion of such executive’s total target compensation is comprised of cash incentive bonuses and equity compensation vehicles in order to align total target compensation with the actual achievement of Company and operating segment business and financial performance objectives. As illustrated in the chart below, approximately 50% of the target total direct compensation to our NEOs was performance-based.4

4     Percentages may not equal 100% due to rounding.

2016 Proxy Statement      27

EXECUTIVE COMPENSATION

Khaykin	Maletira

Spradley	Joannou

Scrivanich

28     2016 Proxy Statement

EXECUTIVE COMPENSATION

The individual components of each NEO’s compensation package for fiscal year 2016 are summarized below.

Base Salary. The base salary for each NEO is determined on the basis of the following factors: scope of responsibilities, experience, skill level, past performance and expected future contribution, and salary levels in effect for comparable positions at our peer group companies. Salary levels generally are considered annually as part of the Company’s performance review process as well as upon a promotion or other change of position or level of responsibility. Merit based increases to salaries of the Company’s NEOs other than the CEO are recommended by the CEO to the Committee, and all increases are based on the Committee’s (and in the case of the CEO, the independent directors of the full Board) review and assessment of the individual’s performance, skill set and competitive market factors.

The Committee reviewed the base salaries of Ms. Spradley and Messrs. Joannou and Scrivanich in August and November 2015, and approved base salary increases for the remainder of fiscal year 2016 for each, effective October 2015. The increase to Ms. Spradley’s base salary reflected continued growth in her role, including her promotion in July 2015 from Senior Vice President to Executive Vice President. The increase to Mr. Joannou’s base salary reflected his responsibility for a substantially larger portion of the Company’s sales revenue following the spin-off. Additionally, it was determined that the increase to Mr. Scrivanich’s base salary was required to keep his cash compensation competitive with market salaries for his position.

Mr. Khaykin and Mr. Maletira were hired in February 2016 and September 2015, respectively and their base salaries were set based on the negotiated terms of their employment agreements.

Named Executive Officer	FY 2015 Base Salary	FY 2016 Base Salary	Percentage Increase
Oleg Khaykin	n/a	$750,000	n/a
Amar Maletira	n/a	$425,000	n/a
Susan Spradley	$464,000	$470,000	1.4%
Dion Joannou	$400,000	$408,000	2.0%
Luke Scrivanich	$336,000	$372,000	10.12%

Cash Incentive Compensation. The Company utilizes a single cash incentive program for the majority of its employees globally, including all NEOs except Mr. Joannou, referred to as the Company’s Variable Pay Plan (“VPP”). Under the VPP, incentive bonuses are determined based on a quarterly performance metric, and are paid semi-annually. These awards are designed to incentivize and reward short-term performance and achievement of the Company’s operating income targets.

The performance criteria for the VPP were modified by the Board in November 2015 to better align the program with the goals of the Company’s individual business segments. During fiscal year 2016, the Company maintained separate performance targets and payout metrics for employees of the Company’s (i) Optical Security and Performance Products business segment (the “OSP VPP”) and (ii) Network Enablement and Service Enablement business segments, as well as for shared services employees (the “NSE VPP”).

Each participant in the VPP is assigned a target incentive opportunity (“TIO”) equal to a percentage of his or her base salary, based upon the individual’s grade level within the Company. Each NEO’s TIO is annually reviewed by the Committee and compared against the Peer Group data. For fiscal year 2015 and fiscal year 2016 the assigned TIOs for each of the NEOs were as follows:

Named Executive Officer	FY 2015 TIO	FY 2016 TIO
Oleg Khaykin	n/a	100%
Amar Maletira	n/a	85%
Susan Spradley	60%	85%
Dion Joannou	60%	n/a
Luke Scrivanich	85%	85%

Mr. Khaykin joined the company in February 2016 and therefore did not participate in the VPP for the first half of fiscal year 2016. During the second half of fiscal year 2016, pursuant to the terms of his employment agreement, Mr. Khaykin’s target bonus was guaranteed to be not less than 100% of his actual base salary earned during the period. His actual bonus had the potential to be increased up to 150% of the target to the extent that the Company’s actual operating income exceeded 100% of the target operating income as set forth in the Company’s Annual Operating Plan. Mr. Khaykin received 100% of his target bonus for the second half of fiscal year 2016, as the Company did not exceed its operating income target.

2016 Proxy Statement     29

EXECUTIVE COMPENSATION

Mr. Maletira was eligible to participate in both the OSP VPP and NSE VPP, with 80% of his incentive calculated under the NSE VPP and 20% calculated under the OSP VPP. Ms. Spradley participated exclusively in the NSE VPP and Mr. Scrivanich participated exclusively in the OSP VPP.

During fiscal year 2016, Mr. Joannou did not participate in the Company’s VPP. His cash incentive compensation was determined based on an individual Sales Incentive Plan (“SIP”). Pursuant to the SIP, Mr. Joannou’s target incentive compensation was set at $300,000 (“Target Bonus”) which was tied to the achievement of an NSE bookings target.

The Target Bonus amount for Mr. Joannou was determined on a sliding scale, with a cap at 200%:

NSE Bookings as a % of Target	% of Bookings Bonus Received
0 – 70%	up to 40%
>70 - 100%	up to 100%
>100 - 120%	up to 200%

No payment was made under the NSE VPP unless NSE exceeded the operating income target under the annual operating plan (“AOP”) for the NSE business, and at such point 50% of the amount by which the NSE business exceeded the target was contributed to the NSE VPP pool. Based on the size of the pool, participating employees received a percentage of their TIO that increased from 0% to 200% of TIO. For employees at the level of Director and above, no payout occurred until the NSE Operating Income was at or above 110% of AOP.

The actual incentive payments under the NSE VPP may be adjusted lower or higher by up to 25% based upon the discretion of the CEO. No CEO discretion was applied during fiscal year 2016.

No payments were made under the OSP VPP until OSP exceeded 75% of the operating income target under the AOP for the OSP business. The percentage of a participating employee’s TIO was determined on a sliding scale, with a cap at 200% of TIO.5

OSP Operating Income as a % of Target	% of TIO
0 – 75%	0%
>75 - 100%	up to 100%
>100 - 125%	up to 200%

Final payments for the Company’s chief executive officer, including any adjustments that would affect the chief executive officer, must be approved by the independent members of the Board. Final payments, including any adjustments that would affect the other NEOs, must be approved by the Committee.

Actual incentive payments awarded to our NEOs in fiscal year 2016 are indicated in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

The actual semi-annual VPP payment to each participant thus was calculated based upon the following formula (excluding CEO and Board discretion):

Semi-Annual Eligible Base Pay Earnings (for the employee)           X           TIO %           X           Achievement %

Actual achievement for the Company for each fiscal quarter 2016 was as follows:

	H1 FY16 VPP Achievement		H2 FY16 VPP Achievement
Participating Segments	NSE	OSP	NSE	OSP
Senior Manager & below	69%	200%	0%	200%
Director & above	69%	200%	0%	200%

5	The methods for determination of the actual VPP are recommended by management and reviewed and approved by the Committee (and the independent members of the Board relative to the CEO’s participation in the VPP). The operating income and bookings targets utilized for purposes of determining payments under the VPP and SIP, reflect the actual financial and business performance objectives, projections and estimates approved by the Board and used by management and the Board for purposes of annual financial and business planning and analysis. As such, the targets reflects the Company’s confidential and commercially sensitive analysis, expectations and objectives for its financial, operating and overall business performance, taking into consideration then current forecasted economic conditions, the outlook for the industry and the Company’s businesses, technology and new product development, and strategic objectives intended to drive growth in long-term stockholder value, among other factors. Due to the confidential and commercially sensitive nature of these analyses, expectations and objectives and elements, their specific disclosure would result in competitive harm to the Company. It is for this reason that they are not disclosed. The use of financial metrics and defined operating objectives for the establishment of the Company’s incentive bonus performance criteria is intended to set challenging goals and is designed to ensure that all participants, including our NEOs, are focused on operating the Company in a disciplined manner in accordance with the Committee’s and Board’s compensation objectives discussed above.

30     2016 Proxy Statement

EXECUTIVE COMPENSATION

Long-Term Incentive Compensation. Long-term incentives are provided through time-based restricted stock units (“RSUs’) and market-based restricted stock units (“MSUs”), which are described in detail below. The Committee believes that stock-based compensation aligns the interests of employees with long-term stockholder value creation, providing each NEO with an incentive to manage the Company from the perspective of an owner. The Committee also believes stock-based compensation provides the Company with an important long-term retention tool in a highly competitive market for executive talent. The Committee sets equity grant levels to executive officers based on a variety of factors, including the individual performance of the executive officer, an assessment of the value of the individual’s current and anticipated future services to the Company, relative business criticality of the position held, the awards given to other executives and the desire to keep the Company’s overall compensation competitive.

The number of shares of Common Stock subject to each grant is set at a level intended to create a meaningful opportunity for stock ownership and resulting compensation opportunity based on the executive officer’s current position with the Company, the average size and potential returns of comparable awards made to executive officers in similar positions within the industry and the Peer Group, the executive officer’s potential for increased responsibility and promotion over the grant term and the executive officer’s personal performance in recent periods. The Committee also takes into account the value of vested and unvested equity incentives held by the executive officer in order to maintain an appropriate level of equity incentives for that executive officer. Additionally, the Committee generally grants equity awards to executive officers upon commencement of their employment with the Company or their promotion, with the level of award based on factors similar to those considered in connection with awards to existing executive officers. Finally, the Committee considers the number of shares of Common Stock which would be subject to proposed equity incentive awards to individual NEOs for consistency with the Committee’s objective to limit actual net dilution attributable to equity awards to all Company employees to at or below a long-term average of less than 3% per annum.

In order to ensure equity compensation awards are aligned with the Committee’s commitment to pay-for-performance, it is the Committee’s practice that:

●	at least 50% of the target number of shares of all such equity awards to the Company’s NEOs are market-based and are earned or otherwise vest based on the achievement of performance targets; and
●	criteria applicable to such market-based equity awards are disclosed in the proxy statement for each applicable fiscal year.

2016 Proxy Statement     31

EXECUTIVE COMPENSATION

With the exception of Mr. Khaykin’s new hire grants, all equity compensation awards issued to the Company’s NEOs in fiscal year 2016 complied with this practice which is illustrated below.

Equity Compensation*

* Based on target number of shares granted.

Since August 2011, we have granted market-based RSUs, also known as market stock units (“MSUs”), for executive officers. The Board believed that MSUs provide an accurate measurement of the Company’s relative performance and support the Company’s pay-for-performance philosophy. When granting MSUs, the Committee assigns a target award for each grant. MSUs generally vest over three years, and the number of shares actually earned on each vesting date is determined by comparing the Company’s total stockholder return (“TSR”) for the relevant period against the TSR of the component companies of the NASDAQ Telecom Index (the “Index”) on a straight-line scale from 0% to 150%. The vesting criteria for the fiscal year 2016 MSUs is described in the following table.6

Relative Performance	Percent of Target Award Vesting
Company TSR below 25th percentile	0%
Company TSR at 25th - 5th percentile	0% - 100%
Company TSR at 55th- 100thpercentile	100% - 150%

TSR is initially calculated for a baseline period, which for grants made in fiscal year 2016, was August 1, 2015 through September 15, 2015 (the “Initial Measurement Period”). Vesting is then determined by comparing the TSR during each subsequent August 1 through September 15 of each year during the vesting period (the “Measurement Period”) against the Initial Measurement Period.7 8

Ms. Spradley and Messrs. Joannou and Scrivanich were awarded RSUs and MSUs in August 2015 as an element of the Company’s fiscal year 2016 equity award and review process. Messrs. Maletira and Khaykin received RSUs and MSUs in September 2015 and February 2016, respectively, in connection with each commencing employment. The 2015 Time-Based Awards granted to Ms. Spradley and Messrs. Joannou and Scrivanich were subject to a vesting schedule providing that one-third of the award will vest on the first anniversary of the grant date, with the remaining two-thirds of the award vesting in eight equal quarterly installments thereafter, subject to continued employment with the Company.

6	When evaluating each NEO’s performance-based target in comparison to the relevant market data, the Committee assumes for comparison purposes that MSUs will vest at 100% of the MSU target. Actual MSU grant awards are made at the 150% achievement level to ensure a sufficient number of shares will have been granted if the maximum TSR is achieved. However, actual vesting of the individual MSU award will range anywhere from 0% to 150%, as described above.
7	For purposes of calculating TSR, (a) dividends are assumed to have been reinvested, (b) share prices are rounded to the nearest $0.01 and dividends are rounded to the nearest $0.001, and (c) companies without a stock price history for the entire performance or averaging period are excluded.
8	The Initial Measurement Period for Mr. Khaykin’s MSU award was January 29, 2016 through March 13, 2016.

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EXECUTIVE COMPENSATION

New Hire Awards for Mr. Khaykin

Pursuant to the terms of his employment agreement, Mr. Khaykin received the following equity grants upon hire, resulting in approximately 56% of his new hire grants being subject to either market performance conditions (MSUs) or stock appreciation risk (options):

●	An option grant valued at $2,750,000 vesting in four equal annual installments.
●	A Time-Based Award valued at $2,062,500 vesting over four equal annual installments.
●	An MSU awards valued at $687,500 vesting as described above.
●	A Time-Based RSU for 100,000 shares of common stock that vests 2/3 on the first anniversary of Mr. Khaykin’s employment and quarterly for two quarters thereafter.

New Hire Awards for Mr. Maletira

Pursuant to the terms of his employment agreement, Mr. Maletira received the following equity grants upon hire:

●	A Time-Based Award valued at $1,050,00 vesting over four equal annual installments.
●	An MSU award valued at $1,050,00 vesting over four equal annual installments.

Actual awards to NEOs are shown in the Grants of Plan-Based Awards Table.

Perquisites and Other Personal Benefits

We believe that our executive officers should not operate under different standards than other employees. Accordingly, the Company’s healthcare, insurance, and other welfare and employee benefit programs are the same for all eligible employees, including executive officers. The Company generally does not have programs for providing personal benefit perquisites to NEOs, such as defraying the cost of financial or legal advice, personal entertainment, recreational club memberships or family travel. The Company has no outstanding loans of any kind to any of its executive officers, and it expects its officers to be role models under its Code of Business Conduct, which applies equally to all employees.

Mr. Khaykin received relocation benefits of $200,000 (the “Relocation Bonus”) due to the fact that he was required to move to the San Francisco Bay Area as a term of his employment agreement. The Relocation Bonus must be repaid by Mr. Khaykin if he terminates his employment other than for Good Reason (as defined in his employment agreement) or does not relocate within 18 months of his hire date. Additionally, if and when he sells his prior residence the Company has agreed to reimburse up to 6% of the sales commission paid by Mr. Khaykin.

Mr. Maletira received a new hire bonus of $370,000, to induce Mr. Maletira to join the Company prior to equity vesting and the payment of his annual cash bonus at his previous employer. The new hire bonus was repayable to the Company on a pro-rated basis if he voluntarily terminated his employment within 12 months of his start date.

Compensation Recovery Policy

The Committee adopted the “Viavi Compensation Clawback Policy” (the “Policy”) in February 2010. The Policy applies to cash incentive payments and equity compensation awards provided to Section 16 officers and directors under any applicable Company incentive plan. In the event of fraud or intentional misconduct of Section 16 officers or directors, the Committee may seek:

●	repayment of any cash incentive payment,
●	cancellation of unvested or unexercised equity incentive awards, and
●	repayment of any compensation earned on previously exercised equity incentive awards,

where such payments, equity incentive awards and/or compensation earned on previously exercised equity incentive awards was predicated on results that were augmented by such fraud or intentional misconduct (“Excess Compensation”), whether or not such activity resulted in a financial restatement. The Committee will have sole discretion under the Policy, consistent with any applicable statutory requirements, to seek reimbursement of Excess Compensation.

Further, following a restatement of the Company’s financial statements, the Company will recover any compensation received by the Chief Executive Officer and Chief Financial Officer that is required to be recovered by Section 304 of the Sarbanes-Oxley Act of 2002.

2016 Proxy Statement       33

EXECUTIVE COMPENSATION

For purposes of the Policy, Excess Compensation will be measured as the positive difference, if any, between the compensation earned by an Executive Officer and the compensation that would have been earned by the Executive Officer had the fraud or misconduct not occurred.

Executive Stock Ownership Policy

The Committee recommended and the full Board approved formal stock ownership requirements for non-employee directors and executive officers of the Company in fiscal year 2005 and amended this policy in August 2010 and May 2016. Under the policy, each non-employee director of the Company was required to have a minimum equity interest in the Company’s stock at least equal to three times that non-employee director’s annual cash retainer by the fifth anniversary of his or her first election to the Board. Likewise, each executive officer of the Company (except for the CEO) was required to have a minimum equity interest in the Company’s stock at least equal to that executive officer’s annual base salary by the fifth anniversary of his or her hire date (or, if later, promotion to executive officer), and the CEO was required to have a minimum equity interest in the Company’s stock at least equal to three times the CEO’s then current annual base salary by the fifth anniversary of his or her promotion date. The shares that count towards this Company policy include stock owned outright and any stock options exercisable within 60 days of the valuation date. The equity incentive awards granted in fiscal year 2016 to each of the current NEOs are listed in the Outstanding Equity At Fiscal Year End Table. Each of the non-employee directors and executive officers of the Company were in compliance with this policy during fiscal year 2016.

	Ownership Requirement	Deadline for Compliance
Non-Employee Directors	3x annual cash retainer	5th anniversary of election to the Board
Chief Executive Officer	3x annual base salary	5th anniversary of hire or promotion date
Executive Officers (excluding CEO)	1x annual base salary	5th anniversary of hire or promotion date

Both hedging and pledging of Company securities are prohibited by the Company’s Insider Trading Policy.

Equity Grant Practices

In fiscal year 2012, the Committee transitioned from a policy of granting both RSUs and stock options to generally granting only RSUs. The Company’s policy is that any stock option awards made to our NEOs, as well as all other Company employees, have an exercise price equal to the fair market value of our common stock on the date of grant. Fair market value is defined under our equity compensation plans as the closing market price of one share of our common stock on the NASDAQ Stock Market on the date of grant.

The Committee generally makes grants, which currently include a mix of RSUs and MSUs as described above, to our NEOs and other senior management on a once-a-fiscal year basis, but the Committee retains the discretion to make additional awards to NEOs at other times in connection with the initial hiring of a new officer, for retention, promotion, or otherwise. New hire equity incentive awards are generally granted on the 15th day of the month immediately following the first day of employment of such new employee.

The Company does not have any program, plan or practice to time equity compensation grants to its executives in coordination with the release of material nonpublic information. The Company has not timed, nor does it plan to time, the release of material nonpublic information for the purpose of affecting the value of executive compensation, nor are equity compensation grants timed with regard to current share price or factors which may affect future share price.

Tax Considerations

The Committee endeavors to maximize deductibility of compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) to the extent practicable while maintaining a competitive, performance-based compensation program. Based on the amount of deductions the Company can take each year, the actual impact of the loss of deduction for compensation paid to any NEO over the $1 million limitation is extremely small and has a de minimus impact on the Company’s overall tax position. For the foregoing reasons, the Committee, while considering

34       2016 Proxy Statement

EXECUTIVE COMPENSATION

tax deductibility as one of the factors in determining compensation, will not limit compensation to those levels or types of compensation that will be deductible. The Committee will, of course, consider alternative forms of compensation that, consistent with its compensation goals, preserve deductibility.

The Company’s 2003 Equity Incentive Plan (the “2003 Plan”) is structured such that compensation deemed paid to an executive officer when he or she exercises an outstanding option under the 2003 Plan, with an exercise price equal to the fair market value of the option shares on the grant date, will qualify as performance-based compensation which will not be subject to the $1 million limitation. In addition, other stock based awards issued under the 2003 Plan may be exempt from the $1 million limitation if such awards are subject to performance criteria and administered in accordance with Section 162(m) of the Code. The Company has discretion to issue other stock based awards which are intended to be exempt from the $1 million limitation as well as other stock based awards that are not intended to be exempt from the $1 million limitation.

Payments Upon a Termination or Change of Control

In October 2015, the Committee adopted an Executive Severance and Retention Plan (the “Retention Plan”). The Retention Plan provides for severance and retention benefits to certain executives at the level of vice president and above, including the Company’s NEOs. In the event of a participant’s Involuntary Termination (as defined in the Retention Plan) and dependent upon a participant’s position and when the Involuntary Termination occurs, the participant will generally be entitled to the following severance benefits:

Position	Involuntary Termination Occurs Other than During Retention Period	Involuntary Termination Occurs During Retention Period*
Senior Vice President or above
●Within Two Years From Date of Appointment to SVP: A lump sum cash payment equal to 12 months of salary at the time of termination
●After Two Years From Date of Appointment to SVP: A lump sum cash payment equal to 18 months of salary at the time of termination

●A lump sum cash payment equal to 18 months of salary at the time of termination
●18 months acceleration of time-based RSUs
●Remain eligible for receipt of performance based equity awards based on a revised post-termination performance period as set forth in the Retention Plan

Vice President	●A lump sum cash payment equal to 6 months of salary at the time of termination
●A lump sum cash payment equal to 12 months of salary at the time of termination
●12 months acceleration of time-based RSUs
●Remain eligible for receipt of performance based equity awards based on a revised post-termination performance period as set forth in the Retention Plan

*	Retention Period means the 12-month period commencing on the date of the hiring of a permanent Chief Executive Officer (i.e. February 2, 2016 to February 3, 2017).

In December 2015, the Committee adopted a Change of Control Benefits Plan (the “Change of Control Plan”), which superseded its prior plans. Pursuant to the Change of Control Plan, eligible executives, including the NEOs (except for the CEO), will receive cash payments and accelerated vesting of options and other securities in the event of a qualifying termination within 12 months after a change of control of the Company or, in certain cases, a spin-off or sale of the Company’s NSE or OSP operating segments. If the eligible executive has received an MSU award, the vesting will accelerate at 100% of the target amount of the award.

The Committee believes these agreements are beneficial to our stockholders because they minimize the uncertainty presented to our valuable workforce following the spin-off and in the case of a change of control.

On August 13, 2015, the Company entered into a Separation Agreement and General Release with Mr. Waechter. Additionally, the Company entered into Separation Agreement with Mr. Jackson that triggered benefits under the Company’s previous Change of Control Benefits Plan.

See “Potential Payments Made Upon Termination or Change of Control” below for a more complete summary of the terms of the Change of Control Benefits Plan, and the Separation Agreements with Messrs. Waechter and Jackson, including the amounts paid in connection with their termination and estimates of the compensation that would have been payable to the remaining NEOs had they been triggered on July 2, 2016, the final day of fiscal year 2016.

2016 Proxy Statement      35

COMPENSATION COMMITTEE REPORT

The information contained in the following report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, except to the extent that the Company specifically requests that the information be treated as soliciting material or incorporates it by reference into a document filed under the Securities Act or the Exchange Act. The information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Keith Barnes, Chair
Timothy Campos
Richard Belluzzo

36     2016 Proxy Statement

SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation of our chief executive officer, chief financial officer, and the three other most highly-compensated executive officers (collectively, the “NEOs”) in fiscal years 2016, 2015 and 2014. For fiscal year 2016, our NEOs also include our former chief executive officer, chief financial officer and interim chief executive officer, but who were not serving in those positions at the end of the fiscal year.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)
Oleg Khaykin	2016	282,692	0	3,576,115	2,750,707	297,115	200,000	7,106,629
President and Chief Executive Officer
Amar Maletira	2016	331,827	370,000	2,894,420	0	175,423	0	3,771,670
Executive Vice President and Chief Financial Officer
Susan Spradley	2016	458,961	0	941,595	0	147,110	0	1,547,666
Executive Vice President and General Manager
Product Line Management & Design, Network
Enablement (“NE”) and Service Enablement (“SE”)
Dion Joannou	2016	397,692	0	936,139	0	239,201	0	1,573,032
Senior Vice President, Global Sales, NE and SE	2015	184,615	0	1,173,263	0	65,077	0	1,422,955
Luke Scrivanich	2016	353,769	0	853,032	112,355	635,539	4,000	1,958,695
Senior Vice President & General Manager,	2015	331,077	0	597,500	0	141,513	4,000	1,074,090
Optical Security and Performance Products (“OSP”)	2014	313,846	0	862,600	0	98,888	4,000	1,279,334
Thomas Waechter (4)	2016	184,615	0	1,555,708	762,541	0	3,112,093	5,214,957
Former President and Chief Executive Officer	2015	800,000	0	3,585,000	0	463,777	4,000	4,852,777
	2014	800,000	0	3,594,168	0	415,177	4,000	4,813,345
Rex Jackson (5)	2016	119,105	0	340,098	74,784	0	925,291	1,459,278
Former Executive Vice President and	2015	450,662	0	1,356,498	0	157,422	4,000	1,968,695
Chief Financial Officer	2014	433,846	0	1,380,434	0	124,399	4,000	1,942,679
Richard Belluzzo (6)	2016	410,501	410,000	614,589	596	0	0	1,435,686
Interim Chief Executive Officer

(1)	Amounts shown do not reflect compensation actually received by the NEO. Instead, the amounts shown are the grant date fair value in the period presented as determined pursuant to stock-based compensation accounting rule FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used to calculate these amounts are set forth under Note 15 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal year 2016 filed with the SEC on August 30, 2016.
●

Stock Awards for Ms. Spradley include the incremental fair value attributable to stock awards that were modified in fiscal year 2016 in connection with the separation of the Lumentum business. These modifications resulted in additional stock-based compensation expense of $339,157.

●

Stock Awards for Mr. Joannou include the incremental fair value attributable to stock awards that were modified in fiscal year 2016 in connection with the separation of the Lumentum business. These modifications resulted in additional stock-based compensation expense of $199,038.

●

Stock Awards and Option Awards for Mr. Scrivanich include the incremental fair value attributable to stock awards and option awards that were modified in fiscal year 2016 in connection with the separation of the Lumentum business. These modifications resulted in additional stock-based compensation expense of $215,157 and $112,355 for stock and option awards, respectively.

●

Stock Awards and Option Awards for Mr. Waechter include the incremental fair value attributable to stock awards and option awards that were modified in fiscal year 2016 in connection with the separation of the Lumentum business as well as the extension of the exercise period for Mr. Waechter’s outstanding option awards pursuant to the terms of his Separation Agreement. These modifications resulted in additional stock-based compensation expense of $1,155,708 and $762,541 for stock and option awards, respectively. No new grants were awarded to Mr. Jackson during fiscal year 2016.

●

Stock Awards and Option Awards for Mr. Jackson include the incremental fair value attributable to stock awards and option awards that were modified in fiscal year 2016 in connection with the separation of the Lumentum business as well as the extension of the exercise period for Mr. Jackson’s outstanding option awards pursuant to the terms of his Separation Agreement. These modifications resulted in additional stock-based compensation expense of $340,098 and $74,784 for stock and option awards, respectively. No new grants were awarded to Mr. Jackson during fiscal year 2016.

●

Stock Awards and Option Awards for Mr. Belluzzo include the incremental fair value attributable to stock awards and option awards that were modified in fiscal year 2016 in connection with the separation of the Lumentum business. These modifications resulted in additional stock-based compensation expense of $45,639 and $596 for stock and option awards, respectively.

2016 Proxy Statement        37

SUMMARY COMPENSATION TABLE

(2)	All non-equity incentive plan compensation was paid pursuant to the Variable Pay Plan, except fiscal year 2016 payments to Mr. Joannou, which were made pursuant to a Sales Incentive Plan.
(3)	Amounts include:
● Mr. Khaykin: a $200,000 relocation bonus.
● Mr. Waechter: (i) $2,680,000 severance payment paid pursuant to the Waechter Agreement; (ii) $11,612 COBRA benefit paid pursuant to the Waechter Agreement and (iii) $420,481 in consulting fees paid after termination pursuant to the Consulting Agreement between Mr. Waechter and the Company.
● Mr. Jackson: (i) $910,800 severance payment paid pursuant to the Separation Agreement and (ii) $14,491 COBRA benefit paid pursuant to the Jackson Agreement.
● All others: $4,000 401(k) matching contributions by the Company.
(4)	On August 11, 2015, Mr. Waechter stepped down from his position as President and Chief Executive Officer.
(5)	On September 30, 2015, Mr. Jackson stepped down from his position as Executive Vice President and Chief Financial Officer.
(6)	Mr. Belluzzo served as Interim Chief Executive Officer from August 11, 2016 to February 2, 2016. Amounts for Mr. Belluzzo include compensation earned in his role as Chairman of the Board of Directors. Mr. Belluzzo did not receive any compensation for serving as a director of the Company while he was Interim Chief Executive Officer. Director compensation is separately reported in the Director Compensation Table above.

Employment Contracts, Termination of Employment and Change in Control Arrangements

Khaykin Agreement

On January 28, 2016, the Company entered into an Employment Agreement with Mr. Khaykin (the “Khaykin Agreement”) pursuant to which Mr. Khaykin’s starting base salary was set at $750,000. Mr. Khaykin was also eligible to participate in the Company’s Variable Pay Plan. For the second half of the Company’s fiscal year 2016, Mr. Khaykin’s target bonus was guaranteed at not less than 100% of his actual base salary earned during the period. His actual bonus was eligible to be increased up to 150% the target determined on a proportional basis to the extent that the Company’s actual operating income exceeded 100% of the target operating income as set forth in the Company’s Annual Operating Plan. For the Company’s fiscal year 2017, Mr. Khaykin’s target bonus will equal 100% of his base salary. If he achieves certain revenue and operating income objectives, Mr. Khaykin’s actual bonus will range from 100% of target to 150% of target. Mr. Khaykin received a $200,000 lump-sum relocation benefit as well as a relocation bonus equal to the amount of the sales commission on his current residence, not to exceed 6%, if and when sold. If Mr. Khaykin terminates his employment other than for Good Reason (as defined in the Khaykin Agreement) within 12 months, or does not relocate to the San Francisco Bay area within 18 months, he will be responsible for repaying the $200,000 relocation benefit.

For a complete summary of the termination and change of control provisions of the Khaykin Agreement please see the section titled “Potential Payments Made Upon Termination or Change of Control” below.

Maletira Agreement

On August 6, 2015, the Company extended an offer letter to Mr. Maletira (the “Maletira Agreement”) pursuant to which Mr. Maletira’s starting base salary was set at $425,000 and was eligible to participate in the Company’s Variable Pay Plan with a target incentive opportunity of 85% of his base salary. In addition, Mr. Maletira received a $370,000 signing bonus.

Waechter Agreements

On August 13, 2015, the Company entered into a Separation Agreement and General Release with Thomas Waechter (the “Waechter Agreement”). Pursuant to the Waechter Agreement, Mr. Waechter received a lump sum cash payment of $2,680,000, eighteen months of COBRA payments for him and his wife, and the full acceleration of vesting of time-based equity awards. In addition, the term during which vested options shall be able to be exercised was extended to the later of three years from September 18, 2015, or the expiration date of each respective award.

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SUMMARY COMPENSATION TABLE

Mr. Waechter and the Company also agreed to an arrangement whereby Mr. Waechter will provide consulting services to the Company for a one-year period through September 18, 2016, in exchange for an annual fee of $533,000, payable in equal monthly installments with a completion bonus of $267,000 to be paid at the end of the term of the consulting arrangement, subject to certain conditions.

Jackson Agreement

On February 24, 2015, the Company entered into a Separation Agreement with Rex Jackson (the “Jackson Agreement”), pursuant to which Mr. Jackson will continue to be employed by the Company until September 30, 2015. Pursuant to the Jackson Agreement, Mr. Jackson received certain severance benefits upon termination specified in the Company’s 2008 Change of Control Benefits Plan. These benefits included: (i) immediate vesting of any outstanding and unvested equity awards, including performance-based restricted stock units which vested at 100% of the target amount, (ii) a lump sum cash payment equal to 2 years base salary as September 30, 2015, less applicable withholdings, and (iii) Company paid COBRA benefits for a period of up to 12 months.

Retention Plan

A summary of the Viavi Solutions Inc. Executive Severance and Retention Plan that the Company adopted on October 14, 2015, which explains the severance payments to which Ms. Spradley, Mr. Joannou and Mr. Scrivanich are entitled under certain circumstances, can be found under the section titled “Potential Payments Made Upon Termination or Change of Control” below.

Change of Control Plan

A summary of the 2015 Change of Control Benefits Plan that the Company adopted on December 14, 2015, which explains the termination benefits available to Mr. Maletira, Ms. Spradley, Mr. Joannou and Mr. Scrivanich can be found under the section titled “Potential Payments Made Upon Termination or Change of Control” below.

2016 Proxy Statement       39

GRANTS OF PLAN-BASED AWARDS TABLE

The following table provides information about equity and non-equity awards granted to the NEOs in fiscal year 2016:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock or Units (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (2)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)		Target (#)		Maximum (#)
Oleg Khaykin (11)	2/15/2016	2/9/2016				57,773	(3)	115,546	(3)	173,319	(3)				918,619
	2/15/2016	2/9/2016										1,180,257	(4)		2,750,707
	2/15/2016	2/9/2016										346,638	(5)		2,062,496
	2/15/2016	2/9/2016										100,000	(6)		595,000
	N/A	N/A	1,500,000	1,500,000	2,250,000										N/A
Amar Maletira	9/15/2015	8/6/2015				95,455	(3)	190,909	(3)	286,364	(3)				1,823,420
	9/15/2015	8/6/2015										190,909	(5)		1,070,999
	N/A	N/A	0	361,250	722,250										N/A
Susan Spradley	8/20/2015	8/18/2015				21,250	(7)	42,500	(7)	63,750	(7)				372,088
	8/20/2015	8/18/2015										42,500	(8)		230,350
	N/A	N/A	0	399,500	799,000										N/A
Dion Joannou	8/20/2015	8/18/2015				26,000	(7)	52,000	(7)	78,000	(7)				455,261
	8/20/2015	8/18/2015										52,000	(8)		281,840
	N/A	N/A	0	300,000	600,000										N/A
Luke Scrivanich	8/20/2015	8/18/2015				22,500	(7)	45,000	(7)	67,500	(7)				393,975
	8/20/2015	8/18/2015										45,000	(8)		243,900
	N/A	N/A	0	316,200	632,400										N/A
Richard Belluzzo	8/19/2015	8/19/2015										72,333	(9)		400,001
	2/22/2016	8/18/2015										26,481	(10)		168,945
Tom Waechter						None
Rex Jackson						None

(1)	These columns show the potential cash value of the payout for each NEO under the Company’s Variable Pay Plan (“VPP”), or in the case of Mr. Joannou, the Sales Incentive Plan, as described in the Compensation Discussion and Analysis above. The potential payouts are performance-driven and therefore completely at risk. The amounts actually earned by each NEO in fiscal year 2016 are summarized in the Summary Compensation Table above.
(2)	The amounts shown in this column are the grant date fair value in the period presented as determined pursuant to stock-based compensation accounting rule FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used to calculate these amounts are set forth under Note 15 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal year 2016 filed with the SEC on August 30, 2016. The NASDAQ closing price of our Common Stock was $5.53 on August 19, 2015, $5.42 on August 20, 2015, $5.61 on September 15, 2015, $5.95 on February 12, 2016 and $6.38 on February 22, 2016.
(3)	These grants are restricted stock unit awards with market conditions, which we refer to as market stock units (“MSUs”). The MSUs are performance-based stock units which will vest in four annual tranches based upon the Company’s total stockholder return (“TSR”) relative to the performance of the component companies of the NASDAQ Telecommunications Index over the four-year period. Details of the conditions and terms under which the MSUs will vest begin on page 32 of this Proxy Statement.
(4)	Option grant that vests in four equal annual installments.
(5)	Time-based RSUs that vest 1/4 of the shares on the first anniversary of the grant date and the remainder of the shares in equal annual installments for three years thereafter.
(6)	Time-based RSUs that vest 2/3 on the first anniversary of Mr. Khaykin’s employment and quarterly for two quarters thereafter.
(7)	These grants are MSUs which vest in three annual tranches.
(8)	These grants are time-based RSUs that vest 1/3 of the shares on the first anniversary of the grant date and the remainder of the shares in equal quarterly installments for two years thereafter.
(9)	Time-based RSUs that vest 100% upon the earlier of one year from the grant date or the date on which a permanent CEO commenced employment.
(10)	Time-based RSU that vest 100% one year from the grant date. This award was granted in connection with Mr. Belluzzo’s service as a member of the Board and was pro rated since he did not receive any compensation as a member of the Board for the portion of the year during which he served as Interim CEO.
(11)	All equity grants, except those awarded to Mr. Khaykin, were granted under the Company’s Amended and Restated 2003 Equity Incentive Plan.

40      2016 Proxy Statement

OUTSTANDING EQUITY AWARDS AT FISCAL
YEAR-END TABLE

The following table provides information regarding outstanding equity awards and applicable market values at the end of fiscal year 2016.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Name	Exercisable		Unexercisable
Oleg Khaykin	0	(2)	1,180,257	$5.95	2/15/2024
						346,638	(3)	2,291,277
						100,000	(4)	661,000
									115,546	(5)	763,759
Amar Maletira						190,909	(6)	1,261,908
									190,909	(5)	1,261,908
Susan Spradley						42,500	(7)	280,925
						22,377	(6)	147,912
						4,498	(7)	29,732
						23,612	(7)	156,075
									42,500	(8)	280,925
									22,377	(5)	147,912
									17,902	(8)	118,332
									37,594	(8)	248,496
Dion Joannou						52,000	(7)	343,720
						60,417	(6)	399,356
									52,000	(8)	343,720
									60,417	(5)	399,356

2016 Proxy Statement       41

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Name	Exercisable		Unexercisable
Luke Scrivanich	26,555	(9)	0	1.99	2/15/2017
	39,563	(9)	0	3.28	8/15/2017
	48,967	(9)	0	5.74	8/15/2018
						45,000	(7)	297,450
						4,498	(7)	29,732
						18,738	(7)	123,858
									45,000	(8)	297,450
									17,920	(8)	118,332
									29,836	(8)	197,216
Thomas Waechter	179,020	(9)	0	5.74	8/15/2018
	358,040	(9)	0	5.74	8/15/2018
Rex Jackson	134,265	(9)	0	9.93	9/30/2017
	67,132	(9)	0	9.93	9/30/2017
Richard Belluzzo						26,481	(10)	175,039
						6,312	(11)	41,722
						13,482	(11)	89,116
(1)	Amounts reflecting market value of RSUs are based on the price of $6.61 per share, which was the closing price of our common stock as reported on NASDAQ on July 1, 2016.
(2)	Stock option with 1/4 of the shares vesting on each of the first four anniversaries of the hire date.
(3)	Time-based RSUs with 1/4 of the units vesting on each of the first four anniversaries of the hire date.
(4)	Time-based RSU with 66.6% of the units vesting on the first anniversary of the hire date and 16.7% of the units vesting every three months thereafter.
(5)	Market stock units (“MSUs”) that vest in four annual tranches based upon the Company’s total stockholder return (“TSR”) relative to the performance of the component companies of the NASDAQ Telecommunications Index over the four-year period. The actual number of shares that vest range from 0% to 150% of the target amount for each vesting tranche. The number of MSUs disclosed in the table above reflects vesting at 100% of the target amount. Details of the conditions and terms under which the MSUs will vest begin on page 32 of this Proxy Statement.
(6)	Time-based RSUs with 1/4 of the units vesting on each of the first four anniversaries of the grant date.
(7)	Time-based RSUs with 1/3 of the units vesting on the first anniversaries of the grant date and the remainder vesting in equal quarterly installments for two years thereafter.
(8)	MSUs that vest in three annual tranches based upon the Company’s total stockholder return (“TSR”) relative to the performance of the component companies of the NASDAQ Telecommunications Index over the three-year period. The actual number of shares that vest range from 0% to 150% of the target amount for each vesting tranche. The number of MSUs disclosed in the table above reflects vesting at 100% of the target amount. Details of the conditions and terms under which the MSUs will vest begin on page 32 of this Proxy Statement.
(9)	Fully vested stock option.
(10)	Time-based RSUs that vest one year after the grant date.
(11)	Time-based RSUs with 1/3 of the units vesting on each of the first three anniversaries of the grant date.

42       2016 Proxy Statement

OPTION EXERCISES AND STOCK VESTED TABLE

The following Option Exercises and Stock Vested Table provides additional information about the value realized by the NEOs due to the exercise of option awards and vesting of restricted stock units during fiscal year 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Oleg Khaykin	0	0	0	0
Amar Maletira	0	0	0	0
Susan Spradley	0	0	126,194	699,074
Dion Joannou	0	0	44,789	226,632
Luke Scrivanich	0	0	100,295	620,725
Tom Waechter	0	0	635,457	3,506,915
Rex Jackson	0	0	255,266	1,389,143
Richard Belluzzo (3)	0	0	93,845	586,762
(1)	Represents the amounts realized based on the difference between the market price of our Common Stock on the date of exercise and the exercise price.
(2)	Represents the amounts realized based on the product of the number of units vested and the closing price of our Common Stock on NASDAQ on the vesting day (or, if the vesting day falls on a day on which our stock is not traded, the prior trading day).
(3)	Includes 72,333 shares acquired upon vesting of equity awards granted in connection with service as a member of the Board with an aggregate value of $400,001.

Potential Payments Made Upon Termination or Change of Control

The descriptions and table below reflect the amount of compensation to be paid to each of the NEOs in the event of termination of such executive’s employment. The figures shown below, except the amounts for Mr. Waechter and Mr. Jackson, assume that such termination was effective as of July 2, 2016 (and therefore use the closing price of our Common Stock on NASDAQ as of July 1, 2016 for all equity-based calculations), and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The amounts for Mr. Waechter and Mr. Jackson were calculated based on the actual amounts they received in connection with their terminations. The actual amounts that would be paid for the other NEOs can only be determined at the time of such executive’s separation from the Company.

2015 Change of Control Benefits Plan

The Company’s 2015 Change of Control Benefits Plan (the “2015 Plan”), which covers all currently employed NEOs except Mr. Khaykin, provides the following benefits if a termination is without Cause or is for Good Reason (each as defined in the 2015 Plan) within the 12-month period beginning upon a Change of Control: (a) accelerated vesting of any unvested stock options and other securities or similar incentives held at the time of termination (including accelerated vesting of any performance-based awards at 100% of the target achievement level), (b) a lump sum payment equal to two years’ base salary, or 18 months base salary in the case of Mr. Joannou (in each case, less applicable tax and other withholdings), and (c) a cash payment equal to 12 months of COBRA premiums for the NEO and his or her eligible dependents The same benefits are payable if the NEO is terminated due to Death or Disability during the coverage period.

2016 Proxy Statement       43

OPTION EXERCISES AND STOCK VESTED TABLE

Khaykin Agreement

Pursuant to the terms of the Khaykin Agreement, if the Company terminates Mr. Khaykin’s employment without Cause or he terminates his employment for Good Reason (each, as defined in the Khaykin Agreement, an “Involuntary Termination”), in addition to any accrued payments to which he is entitled, and provided that he signs a separation agreement and release of claims, Mr. Khaykin will receive the following severance benefits.

If an Involuntary Termination occurs within three months prior to, or one year after a Change of Control (as defined in the Employment Agreement), Mr. Khaykin will receive:

●	If the termination date occurs on or before the second anniversary of his hire date, a lump sum payment equal to 200% of his annual base salary plus 300% of his target annual bonus.
●	If the termination date occurs after the second anniversary of his hire date, a lump sum payment equal to 150% of his annual base salary plus 225% of his target annual bonus.
●	Immediate vesting of all equity awards, with performance awards treated as earned at the greater of the target amount or the actual achievement attained as of the termination date.

If an Involuntary Termination occurs during a time that is not within three months before or one year after a Change of Control, or is a termination upon Death or Disability (each as defined in the Khaykin Agreement), Mr. Khaykin will receive:

●

A prorated portion of the Annual Bonus for the fiscal year in which the termination date occurs, which will be determined at the end of the Company’s fiscal year based on the Company’s actual performance.

●	An additional amount equal to the sum of (i) 150% of Mr. Khaykin’s base salary at the time of termination and (ii) 150% of his target Annual Bonus.
●	Immediate vesting of all equity awards to the extent that they would have otherwise vested within 18 months of the termination date, with performance awards treated as earned at the target amount.

Whether or not an Involuntary Termination occurs within one year after a Change of Control, Mr. Khaykin will also be reimbursed for 18 months the amount equal to the difference between the monthly cost of his COBRA health and dental benefits and the amount he would have been required to contribute for health and dental coverage if he remained an active employee of the Company.

Retention Plan

On October 14, 2015, the Compensation Committee approved the Viavi Solutions Inc. Executive Severance and Retention Plan (the “Retention Plan”). The Retention Plan provides for severance and retention benefits to certain executives at the level of vice president and above, including Ms. Spradley and Messrs. Joannou and Scrivanich. If an NEO is Involuntary Terminated (as defined in the Plan), he or she will generally be entitled to the following severance benefits:

Position	Involuntary Termination Occurs Other than During Retention Period	Involuntary Termination Occurs During Retention Period*
Senior Vice President
●Within Two Years From Date of Appointment to SVP: A lump sum cash payment equal to 12 months of salary at the time of termination
●After Two Years From Date of Appointment to SVP: A lump sum cash payment equal to 18 months of salary at the time of termination

●A lump sum cash payment equal to 18 months of salary at the time of termination
●18 months acceleration of time based RSUs
●Remain eligible for receipt of performance based equity awards based on a revised post-termination performance period as set forth in the Plan

Vice President	●A lump sum cash payment equal to 6 months of salary at the time of termination
●A lump sum cash payment equal to 12 months of salary at the time of termination
●12 months acceleration of time-based RSUs
●Remain eligible for receipt of performance based equity awards based on a revised post-termination performance period as set forth in the Plan

*	Retention Period means the period commencing on the date of the hiring of a permanent Chief Executive Officer (February 3, 2016) and ending on the later of one year from the date of the hiring or December 31, 2016.

44       2016 Proxy Statement

OPTION EXERCISES AND STOCK VESTED TABLE

Maletira Agreement

Pursuant to the terms of the Maletira Agreement, if Mr. Maletira’s employment is terminated other than for Cause (as defined in the Maletira Agreement), provided that he signs a separation agreement and release of claims, he will receive:

●	a severance payment equal to 18-months base salary, and
●	if the termination occurs within the first 18 months of his employment, Mr. Maletira will receive accelerated vesting of his new hire equity awards, as follows:
○	100% vesting of all Time-Based RSUs that are not vested at the date of termination; and
○	100% vesting of all Performance RSUs at target given the Company is at a minimum 90% attainment of its Annual Operating Plan Income target on a year-to-date basis for the then-current fiscal year.

Potential Payments Upon Termination or Change in Control

Name	Benefit	Within 12 Months After a Change in Control	Termination Not in Connection with a Change in Control
Oleg Khaykin (1)	Salary	3,750,000	2,250,000
	Securities	11,517,535	4,350,318
	COBRA	30,942	30,942
Amar Maletira	Salary	850,000	637,500
	Securities	2,523,817	1,261,908
	COBRA	21,851	0
Susan Spradley	Salary	940,000	705,000
	Securities	1,410,310	880,274
	COBRA	15,829	0
Dion Joannou	Salary	612,000	612,000
	Securities	1,486,153	505,050
	COBRA	21,851	0
Luke Scrivanich	Salary	744,000	558,000
	Securities	1,064,038	692,384
	COBRA	21,851	0
Tom Waechter (2)	Salary	2,680,000	2,680,000
	Securities	1,399,258	1,399,258
	COBRA	23,469	23,469
Rex Jackson (2)	Salary	910,800	910,800
	Securities	802,869	802,869
	COBRA	14,491	14,491
Richard Belluzzo (3)	Salary	n/a	n/a
	Securities	305,878	305,878
	COBRA	n/a	n/a
(1)	Benefits for Mr. Khaykin are also payable if he is terminated within three months prior to a Change of Control and include (a) a lump sum payment equal to 200% of his base salary plus 300% of his annual target bonus, (b) accelerated vesting of any unvested stock options and other securities held at the time of termination (including accelerated vesting of any performance-based awards at the greater of 100% of the target achievement level or the actual achievement level, if measurable as of the termination date) and (c) reimbursement of COBRA premiums for a period of up to 18 months.
(2)	Amounts shown for Mr. Waechter and Mr. Jackson reflect the amounts actually paid upon termination. COBRA amounts assume payment of COBRA benefits for the full eligibility period.
(3)	Pursuant to the terms of the awards, RSUs held by Mr. Belluzzo are accelerated upon termination.

2016 Proxy Statement       45

EQUITY COMPENSATION PLANS

The following table sets forth information about shares of the Company’s Common Stock that may be issued under the Company’s equity compensation plans, including compensation plans that were approved by the Company’s stockholders as well as compensation plans that were not approved by the Company’s stockholders. Information in the table is as of July 2, 2016.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans	10,633,409	(1)	$5.88	23,421,586	(2)
Approved by security holders
Equity compensation plans	1,849,604	(3)	$5.61	1,486,385
Not approved by security holders
Total / Weighted Ave./ Total	12,483,013	(4)	$5.84	24,907,971
(1)	Represents shares of the Company’s Common Stock issuable upon exercise of options and restricted stock units outstanding under the Company’s Amended and Restated 2003 Equity Incentive Plan. Excluding outstanding RSUs, which have no exercise price, as of July 2, 2016, there were options to purchase 1,878,930 shares outstanding at a weighted average exercise price of $5.88.
(2)	Represents shares of the Company’s Common Stock authorized for future issuance under the following equity compensation plans: Amended and Restated 2003 Equity Incentive Plan (under which 17,948,316 shares remain available for grant); Amended and Restated 1998 Employee Stock Purchase Plan (under which 5,473,270 shares remain available for grant).
(3)	Represents shares of the Company’s Common Stock issuable upon exercise of options outstanding or authorized for future issuance under the following equity compensation plans: Amended and Restated 2005 Acquisition Equity Incentive Plan and the inducement grants awarded to Oleg Khaykin on February 15, 2016.
(4)	Excluding outstanding RSUs, which have no exercise price, as of June 27, 2015 there were options to purchase 1,878,930 shares outstanding at a weighted average exercise price of $5.88.

The following are descriptions of the material features of the Company’s equity compensation plan that was not approved by the Company’s stockholders:

2005 Acquisition Equity Incentive Plan

The Board of Directors adopted the 2005 Acquisition Equity Incentive Plan (the “2005 Plan”) in August 2005. The 2005 Plan is administered by the Compensation Committee. Pursuant to the 2005 Plan, the Compensation Committee may grant stock options, SARs, Dividend Equivalent Rights, Restricted Stock, Restricted Stock Units and Performance Units to employees (including directors and officers) of the Company or any parent or subsidiary corporation of the Company, or any other such entity in which the Company holds a substantial ownership interest. Pursuant to NASDAQ listing rules regarding equity compensation plans not approved by security holders, the Company can and will only issue awards under the 2005 Plan to individuals joining the Company as a result of acquisitions or related strategic transactions or certain new hires to the extent permitted by NASDAQ rules, and not for new grants to continuing employees of the Company, nor to regular new hires. The 2005 Plan will continue in effect until terminated by the Board of Directors.

As of July 2, 2016, there were 1,486,385 shares remaining available for future grants under the 2005 Plan. Shares underlying awards that are forfeited, canceled or expired are not counted as having been issued under the 2005 Plan. Stock options and any awards intended to qualify as performance-based compensation issued under the 2005 Plan must have an exercise price of not less than 100% of the fair market value of the Company’s Common Stock on the date of grant of the award. Awards are generally non-transferable. The term of all awards granted under the Plan shall not exceed eight years from the date of grant.

46       2016 Proxy Statement

AUDIT COMMITTEE REPORT

The information contained in the following report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, except to the extent that the Company specifically requests that the information be treated as soliciting material or incorporates it by reference into a document filed under the Securities Act or the Exchange Act. The information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.

The Audit Committee of the Board of Directors is responsible for assisting the full Board in fulfilling its oversight responsibilities relative to the Company’s financial statements, financial reporting practices, systems of internal accounting and financial control, the internal audit function, annual independent audits of the Company’s financial statements, and such legal and ethics programs as may be established from time to time by the Board. The Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and may retain external consultants at its sole discretion. The Audit Committee is composed solely of non-employee directors, as such term is defined in Rule 16b-3 under the Securities and Exchange Act of 1934, as amended, all of whom satisfy the independence, financial literacy and experience requirements of Section 10A of the Securities Exchange Act of 1934, as amended, the Sarbanes-Oxley Act of 2002, rules applicable to NASDAQ-listed issuers, and any other regulatory requirements. All members of the Committee are required to have a working knowledge of basic finance and accounting, and at all times at least one member of the Committee qualifies as a “financial expert” as defined by the Sarbanes-Oxley Act of 2002.

Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee has the general oversight responsibility with respect to the Company’s financial reporting and reviews the scope of the independent audits, the results of the audits and other non-audit services provided by the Company’s independent registered public accounting firm.

The following is the Report of the Audit Committee with respect to the Company’s audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended July 2, 2016, which includes the consolidated balance sheets of the Company as of July 2, 2016 and June 27, 2015, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended July 2, 2016, and the notes thereto.

Review with Management

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management.

Review and Discussions with Independent Registered Public Accounting Firm

The Audit Committee has discussed with PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Accounting Standards No. 61, “Communications with Audit Committees” which as amended (AICPA, Professional Standards, Vol. 1. section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements, and both with and without management present, discussed and reviewed the results of PricewaterhouseCoopers’ examination of the financial statements.

The Audit Committee has received the written disclosures letter from PricewaterhouseCoopers required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent public accountant’s communications with the Audit Committee concerning independence,and has discussed with PricewaterhouseCoopers the independent public accountant’s independence.

During the course of fiscal year 2016 management engaged in documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley

2016 Proxy Statement       47

AUDIT COMMITTEE REPORT

Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and PricewaterhouseCoopers at Audit Committee meetings. At the conclusion of the process, management provided the Audit Committee with, and the Audit Committee reviewed, a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation for fiscal year 2017.

Conclusion

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 2, 2016.

Audit Committee

Pamela Strayer, Chair
Keith Barnes
Masood A. Jabbar

48       2016 Proxy Statement

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange requires the Company’s directors, executive officers and any persons who directly or indirectly hold more than 10 percent of the Company’s Common Stock (“Reporting Persons”) to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received and written representations from certain Reporting Persons that no such forms were required, the Company believes that during fiscal year 2016 all Reporting Persons complied with the applicable filing requirements on a timely basis.

ANNUAL REPORT ON FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS

THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO EACH PERSON SOLICITED A COPY OF THE FISCAL YEAR 2016 ANNUAL REPORT, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES FILED THEREWITH UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, SENT TO:

VIAVI SOLUTIONS INC.
430 NORTH MCCARTHY BOULEVARD
MILPITAS, CALIFORNIA 95035.

By Order of the Board of Directors,

Oleg Khaykin
Chief Executive Officer and President

Milpitas, California
September 30, 2016

2016 Proxy Statement       49

VIAVI SOLUTIONS INC 430 North McCarthy Blvd. Milpitas, CA 95035

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The Board of Directors recommends you vote FOR the following:
1.	Election of Directors

	Nominees	For	Against	Abstain
1A	Richard Belluzzo	☐	☐	☐
1B	Keith Barnes	☐	☐	☐
1C	Tor Braham	☐	☐	☐
1D	Timothy Campos	☐	☐	☐
1E	Donald Colvin	☐	☐	☐
1F	Masood Jabbar	☐	☐	☐
1G	Pamela Strayer	☐	☐	☐
1H	Oleg Khaykin	☐	☐	☐
For address change/comments, mark here. (see reverse for instructions)		Yes	No	☐

Please indicate if you plan to attend this meeting		☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain

2	To ratify the appointment of PricewaterhouseCoopers LLP as the independent public accounting firm for Viavi Solutions Inc. for the fiscal year ending July 1, 2017.	☐	☐	☐

3	To approve, by non-binding advisory vote, the compensation of our named executive officers.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is/are available at www.proxyvote.com.

VIAVI SOLUTIONS INC
Annual Meeting of Shareholders
November 15, 2016 9:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Kevin Siebert and Amar Maletira, or either of them, each with the power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of Viavi Solutions Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Pacific Time on November 15, 2016 at 690 North McCarthy Boulevard, Milpitas, California 95035, or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

Whether or not direction is made, this proxy, when properly executed, will be voted at the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side